UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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THERMON GROUP HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Thermon Group Holdings, Inc.
100 Thermon Drive
San Marcos, Texas 78666
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
July 26, 2017

To the stockholders of Thermon Group Holdings, Inc.:

Notice is hereby given that the 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting") of Thermon Group Holdings, Inc., a Delaware corporation (the "Company," "Thermon," "we" or "our"), will be held on Wednesday, July 26, 2017, at 11:30 a.m. Central Time, at the Houston Airport Marriott at George Bush Intercontinental, 18700 John F. Kennedy Blvd, Houston, Texas 77032 for the following purposes, as more fully described in the accompanying proxy statement (the "Proxy Statement"):

(1)	to elect as directors the eight nominees named in the Proxy Statement, each for a term of one year;

(2)	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018;

(3)	to approve, on a non‑binding advisory basis, the compensation of our executive officers;

(4)	to re-approve the material terms of the performance measures under the Thermon Group Holdings, Inc. 2012 Short-Term Incentive Plan; and

(5)	to transact such other business that may properly come before the 2017 Annual Meeting and any postponement or adjournment thereof.

Only holders of record of our common stock as of the close of business on June 1, 2017 (the "Record Date") are entitled to receive notice of, attend, and vote at the 2017 Annual Meeting.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, on or about June 16, 2017, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of the Record Date. The Notice contains instructions on how to access our proxy materials via the Internet as well as information on how to vote your shares.

It is important that your shares are represented and voted at the meeting and, whether or not you expect to attend in person, we encourage you to vote as promptly as possible to ensure that your vote is counted. Thank you for your continued support.

Very truly yours,

Charles A. Sorrentino	Bruce A. Thames
Chairman of the Board	President and Chief Executive Officer

San Marcos, Texas
June 16, 2017

YOUR VOTE IS IMPORTANT

PLEASE PROMPTLY VOTE BY TELEPHONE OR INTERNET, OR REQUEST A PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting to be Held Wednesday, July 26, 2017:
As permitted by rules adopted by the Securities and Exchange Commission, rather than mailing a full paper set of these proxy materials, we are mailing to many of our stockholders only a notice of Internet availability of proxy materials containing instructions on how to access these proxy materials and submit proxy votes online.

The Notice, Proxy Statement and 2017 Annual Report are available at: http://proxy.thermon.com

Thermon Group Holdings, Inc.
100 Thermon Drive
San Marcos, Texas 78666

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 26, 2017

GENERAL INFORMATION

This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Thermon Group Holdings, Inc. (the "Company," "Thermon," "we," "our" or "us") for use at the 2017 Annual Meeting of Stockholders of the Company to be held at the Houston Airport Marriott at George Bush Intercontinental, 18700 John F. Kennedy Blvd, Houston, Texas 77032 on Wednesday, July 26, 2017 at 11:30 a.m. Central Time, and any adjournment or postponement thereof (the "2017 Annual Meeting").

Pursuant to provisions of our Second Amended and Restated Bylaws (the "Bylaws") and by action of our Board, the close of business on June 1, 2017 was established as the time and record date for determining the stockholders entitled to receive notice of, attend and vote at the 2017 Annual Meeting (the "Record Date").

As permitted by the rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials primarily via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of the Record Date who are entitled to vote at the 2017 Annual Meeting. Instructions on how to access and review these proxy materials electronically, request hard copies of these materials and submit proxy votes online are stated in the Notice.

We began mailing the Notice to stockholders of record on or about June 16, 2017. We first made this Proxy Statement available online to our stockholders at http://proxy.thermon.com on or about June 16, 2017, along with our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as filed with the SEC on May 30, 2017 (the "2017 Annual Report").

How can I attend the 2017 Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the 2017 Annual Meeting, which will be held on Wednesday, July 26, 2017 at the Houston Airport Marriott at George Bush Intercontinental, 18700 John F. Kennedy Blvd, Houston, Texas 77032. Doors will open at 11:00 a.m., Central Time, and the meeting will begin promptly at 11:30 a.m., Central Time.

What is the Company’s fiscal year?

The Company's fiscal year ends on March 31. In this Proxy Statement, we refer to the fiscal years ended March 31, 2015, 2016 and 2017 and the fiscal years ending March 31, 2018 and 2019 as "Fiscal 2015," "Fiscal 2016," "Fiscal 2017," "Fiscal 2018," and "Fiscal 2019," respectively. Unless otherwise stated, all financial information presented in this Proxy Statement is based on the Company’s fiscal calendar.

What items will be voted on at the 2017 Annual Meeting?

Stockholders may vote on the following proposals at the 2017 Annual Meeting:

•	the election to the Board of the eight nominees named in this Proxy Statement, each for a term of one year;

•	ratification of the appointment of KPMG LLP ("KPMG") as the Company’s independent registered public accounting firm for Fiscal 2018;

•	the approval, on a non-binding advisory basis, of the compensation of the Company's executive officers; and

•	the re-approval of the material terms of the performance measures under the Thermon Group Holdings, Inc. 2012 Short-Term Incentive Plan (the "2012 STIP").

The Company is not aware of any other business to be presented for a vote of the stockholders at the 2017 Annual Meeting. If any other matters are properly presented, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment. The chairman of the 2017 Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	"FOR" each of the nominees to the Board;

•	"FOR" ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for Fiscal 2018;

•	"FOR" the resolution to approve, on a non-binding advisory basis, the compensation of the Company’s executive officers; and

•	"FOR" the resolution to re-approve the material terms of the performance measures under the 2012 STIP.

Who may vote at the 2017 Annual Meeting?

Holders of our common stock on the Record Date are entitled to one vote for each share of the Company’s common stock held on the Record Date. As of the Record Date, there were 32,370,856 shares of the Company’s common stock issued and outstanding and approximately 16 stockholders of record.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, LLC ("AST"), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by AST at the Company's request. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If, on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice was sent to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2017 Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a "vote instruction form." If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

What is the quorum requirement for the 2017 Annual Meeting?

The presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the 2017 Annual Meeting is required for the transaction of business. This is called a quorum. If you (i) are present and vote in person at the 2017 Annual Meeting, or (ii) have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail, your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained. Broker non-votes, as described below, will also be counted for purposes of determining whether a quorum is present. If a quorum is not present, the 2017 Annual Meeting will be adjourned until a quorum is obtained.

If I am a stockholder of record of the Company’s shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the 2017 Annual Meeting. The Company will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares held in street name, there are four ways to vote:

•
In person. If you wish to vote in person at the 2017 Annual Meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the 2017 Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy. You must bring a copy of the legal proxy to the 2017 Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid photo identification such as a driver's license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to an usher to be provided to the inspector of election.

•
Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the vote instruction form that was sent to you by the organization holding your shares. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Can I change my vote?

You may revoke your proxy and change your vote at any time prior to the vote at the 2017 Annual Meeting. Prior to the applicable cutoff time, you may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new vote instruction form bearing a later date (which will automatically revoke your earlier voting instructions). If you are a stockholder of record, you may accomplish this by granting a new proxy or by voting in person at the 2017 Annual Meeting. If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker or nominee.

How are proxies voted?

All shares represented by valid proxies received prior to the 2017 Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2017 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker or nominee that holds your shares with specific voting instructions, the broker or nominee that holds your shares may generally vote your shares on "routine" matters but cannot vote your shares on "non-routine" matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on such matter with respect to your shares. This occurrence is referred to as a "broker non-vote." The only routine matter scheduled to be voted upon at the 2017 Annual Meeting is Proposal No. 2 (to ratify the appointment of the Company’s independent registered public accounting firm for Fiscal 2018). All other matters scheduled to be voted upon are non-routine and therefore broker non-votes may exist in connection with Proposals No. 1 (to elect directors), No. 3 (to approve, on a non-binding advisory basis, the compensation of our executive officers) and No. 4 (to re-approve the material terms of the performance measures under the 2012 STIP). Therefore, if you hold your shares in street name through a broker or other nominee, it is critical that you instruct your broker or other nominee how to vote on Proposals No. 1, No. 3 and No. 4 if you want your vote to count.

What is the vote required for each proposal and how are abstentions and broker non-votes treated?

Proposal No. 1 (to elect directors): Directors will be elected by a plurality of the votes cast at the 2017 Annual Meeting. The eight director nominees receiving the greatest number of affirmative votes of the shares entitled to be voted will be elected as directors to serve until the next annual meeting of stockholders. Broker non-votes are not considered votes cast on the matter and will have no effect on the outcome of the proposal. Our Corporate Governance Guidelines require any incumbent director who receives a greater number of votes "withheld" than votes "for" in an uncontested election to promptly submit a written offer of resignation to the Nominating and Corporate Governance Committee (the "N&CG Committee"), which will review and evaluate the offer of resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the 2017 Annual Meeting are certified.

Proposal No. 2 (to ratify the appointment of the Company's independent registered public accounting firm): Approval of Proposal No. 2 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by holders of shares (i) present in person or by proxy at the 2017 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Proposal No. 2 is considered a routine matter; therefore, no broker non-votes are expected in connection with the proposal.

Proposal No. 3 (to approve, on a non-binding advisory basis, the compensation of our executive officers): Approval of Proposal No. 3 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by the holders of shares (i) present in person or by proxy at the 2017 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of the proposal.

Proposal No. 4 (to re-approve the material terms of the performance measures under the 2012 STIP): Approval of Proposal No. 4 will require the affirmative vote by the holders of stock having a majority of the votes which could be cast by the holders of shares (i) present in person or by proxy at the 2017 Annual Meeting and (ii) entitled to vote on such matter. Abstentions will have the same practical effect as votes against the proposal. Broker non-votes are not considered entitled to vote on the matter and will have no effect on the outcome of the proposal.

Who will serve as the inspector of election?

A representative from AST will serve as the inspector of election.

Where can I find the voting results of the 2017 Annual Meeting?

The preliminary voting results will be announced at the 2017 Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the 2017 Annual Meeting.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. In addition to solicitation by mail, proxies may be solicited personally or by telephone, facsimile, email or other means by our directors, officers or regular employees on the Company’s behalf.

Upon request, we will also reimburse brokerage firms, banks, broker-dealers or other similar organizations and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy and solicitation materials to beneficial owners of stock.

Will any other matters be acted on at the 2017 Annual Meeting?

As of the date these proxy materials were mailed, we are not aware of any other matters to be presented at the 2017 Annual Meeting other than the proposals described herein. If you grant a proxy, the persons named as proxy holders will vote your shares on any additional matters properly presented for a vote at the meeting as recommended by the Board or, if no recommendation is given, in their own discretion.

Whom should I call with other questions?

If you have additional questions about these proxy materials or the 2017 Annual Meeting, please contact: Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, Texas 78666, Attention: General Counsel, Telephone: (512) 396-5801.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Our Board currently consists of eight directors with each term expiring at the 2017 Annual Meeting. The authorized number of directors is presently fixed at eight.

Upon the recommendation of the N&CG Committee, the Board has nominated Marcus J. George, Richard E. Goodrich, Kevin J. McGinty, John T. Nesser, III, Michael W. Press, Stephen A. Snider, Charles A. Sorrentino and Bruce A. Thames for re-election at the 2017 Annual Meeting. Each of the directors elected at the 2017 Annual Meeting will serve a one-year term expiring at the 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting").

Name	Position	Age(1)	Director Since	Tenure(1)
Marcus J. George	Director	47	2010	7.2
Richard E. Goodrich	Director	73	2010	7.2
Kevin J. McGinty	Director	68	2012	5.1
John T. Nesser, III	Director	68	2012	5.1
Michael W. Press	Director	70	2011	6.2
Stephen A. Snider	Director	69	2011	6.2
Charles A. Sorrentino	Chairman of the Board	72	2010	7.2
Bruce A. Thames	Director, President and Chief Executive Officer	54	2016	1.3

(1)    Age and tenure presented in number of years as of the date of the 2017 Annual Meeting.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve at the time of the 2017 Annual Meeting, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee, unless instructions are given to the contrary.

The biographies below describe the skills, qualifications, attributes and experience of each of the nominees that led the Board to determine that it is appropriate to nominate each director.

Marcus J. George has served as a director since April 2010. In 2015, Mr. George co-founded and is currently a partner at Onward Capital LLC ("Onward Capital"), a private equity firm focused on investing in and growing lower middle market industrial businesses. Mr. George has served on the Board of Domaille Engineering LLC, a privately held technology company providing creative engineering, manufacturing and supply chain management solutions for many different markets, since November 2016. Mr. George previously served as a partner at the private equity firm CHS Capital LLC ("CHS") until March 2015. CHS is one of our former private equity sponsors and significant stockholders. Mr. George joined CHS in 1997 and was promoted to partner in 2007. He also served as a partner at Shorehill Capital, LLC, a private equity firm focused on control investments in middle market industrial and distribution companies from 2013 to 2014. Prior to joining CHS, Mr. George was employed by Heller Financial, Inc. in the Corporate Finance Group. He was also an associate at KPMG from 1991 to 1993. Mr. George previously served as a director of GSE Holdings, Inc. ("GSE"), a global provider of engineered geosynthetic containment solutions for environmental protection and confinement applications, from June 2011 to August 2014, Dura-Line Holdings, Inc., Waddington North America, Inc. and KB Alloys, LLC. Mr. George holds a B.B.A. from the University of Notre Dame and an M.B.A. from the University of Chicago. We believe that Mr. George's substantial experience in private equity investments focused on infrastructure and industrial products and financial and capital markets matters bring important and valuable skills to the Board.

Richard E. Goodrich has served as a director since April 2010. He is a retired executive vice president and chief financial officer of Chicago Bridge & Iron Company N.V. (NYSE:CBI), an engineering, procurement and construction company that provides services to customers in the chemicals and energy industries. Prior to retiring, he served as executive vice president and chief financial officer of CBI from 2001 to 2005 and as acting chief financial officer until June 2006. Mr. Goodrich has served as a director of Chart Industries, Inc. (NASDAQ:GTLS) since 2006 and currently serves on its audit and compensation committees. He previously served as a director of GSE from June 2011 to August 2014. He is a Certified Public Accountant having been certified in the District of Columbia in November 1970 (license inactive). Mr. Goodrich brings to the Board financial and strategic expertise as well as the experience and international operations insight of a chief financial officer of a large multinational company.

Kevin J. McGinty has served as a director since June 2012. He is a retired senior advisor of Peppertree Capital Management, Inc. ("Peppertree"), a private equity fund management firm. Prior to founding Peppertree in January 2000, he served as a Managing Director of Primus Venture Partners from 1990 to 1999. In both organizations, Mr. McGinty was involved in private equity investing, both as a principal and as a limited partner. From 1970 to 1990, Mr. McGinty was employed by Society National Bank, now KeyBank, N.A., where in his final position he was an executive vice president. Mr. McGinty has over 40 years of experience in the banking and private equity industries, including 20 years as an officer of a bank and 20 years serving in the role of managing director for a variety of private equity firms. Mr. McGinty previously served as a director of Marlin Business Services, Inc. (NASDAQ:MRLN) from February 1998 to 2014. He also has 25 years of experience serving as a director of privately held companies. Mr. McGinty has also held leadership positions with various cultural and community organizations. Mr. McGinty received his undergraduate degree in economics from Ohio Wesleyan University and his M.B.A. in finance from Cleveland State University. The Board views Mr. McGinty’s independence, his banking experience, his experience as a director of other companies and his demonstrated leadership roles in business and community activities as important qualifications, skills and experience for serving as a director.

John T. Nesser, III has served as a director since June 2012. Since July 2013, Mr. Nesser has served as the co-founder, manager, co-chief executive officer and director of All Coast, LLC ("All Coast"). Following its acquisition of Hercules Offshore Domestic Liftboat Fleet in July 2013, All Coast owns and operates the largest fleet of liftboats for the offshore oil and gas market in the Gulf of Mexico. Mr. Nesser retired as executive vice president and chief operating officer of McDermott International, Inc. (NYSE:MDR) ("McDermott") in 2011. He joined McDermott, a global engineering, procurement, construction and installation company with a focus on the energy industry, as associate general counsel in 1998 and spent over ten years in various senior management roles, including as general counsel, chief administrative officer and chief legal officer. Previously, he served as a managing partner of Nesser, King & LeBlanc, a New Orleans law firm, which he co-founded in 1985. Mr. Nesser has served as a director of Layne Christensen Company (NASDAQ:LAYN) since August 2013 and is currently the chair of its compensation committee and a member of the audit and nominating and corporate governance committees. Mr. Nesser is a member of the Texas and Louisiana Bar Associations and is also a member of the Louisiana State University Law Center Board of Trustees. Mr. Nesser holds a B.S. in Business Administration, majoring in finance and a J.D. from Louisiana State University. We believe that Mr. Nesser’s significant prior experience in the roles of chief operating officer and general counsel and his legal and operational backgrounds make a significant contribution to the Board’s mix of backgrounds and skills and qualify him to be a director.

Michael W. Press has served as a director since the completion of the Company's initial public offering of common stock ("IPO") in May 2011. He is a retired chief executive officer of KBC Advanced Technologies PLC (LSE:KBC), a publicly traded international petroleum and petrochemicals consulting and software firm, a position he held from 1997 to 2001. Since 2001, Mr. Press has served on various boards of directors and worked with a number of private equity backed companies in the United States, Europe and Asia, often in preparation for a public listing or sale. He served on the board of directors of Chart Industries, Inc. (NASDAQ:GTLS) from 2006 to 2016. He served on the board of directors of Lamprell plc (LSE:LAM), a provider of diversified engineering and contracting services to the onshore and offshore oil & gas and renewable energy industries, from 2013 to 2015. Mr. Press previously served as a director and senior independent director of Petrofac, Ltd. (LSE:PFC) from 2002 to 2010. He holds a B.S. from Colorado College, an M.S. from Columbia University and an Advanced Management Program degree from Stanford University. Mr. Press brings to the Board substantial experience as a director and executive officer of publicly held companies and over 30 years of international energy industry experience, including senior executive positions at The Standard Oil Company, British Petroleum plc, BP America and Amerada Hess Corporation. He also has significant manufacturing, operations, finance, corporate governance and corporate development experience.

Stephen A. Snider has served as a director since June 2011. Mr. Snider is a retired chief executive officer and director of Exterran Holdings, Inc. (NYSE:EXH), a global natural gas compression services company, from August 2007 to June 2009, and was Chief Executive Officer and Chairman of the general partner of Exterran Partners, L.P. (NASDAQ:EXLP), a domestic natural gas contract compression services business, from August 2007 to June 2009. Both companies are publicly traded and headquartered in Houston, Texas. Prior to that, Mr. Snider was President, Chief Executive Officer and director of Universal Compression Holdings Inc. ("Universal") from 1998 until Universal merged with Hanover Compressor Company in 2007 to form Exterran Corporation. Mr. Snider has over 30 years of experience in senior management of operating companies. He joined the board of directors of TETRA Technologies, Inc. (NYSE:TTI) in July 2015 and currently serves as a member of its compensation and nominating and corporate governance committees. He also served as a director of Dresser-Rand Group Inc. (NYSE:DRC) from 2009 through its merger with Siemens AG in July 2015. In addition, Mr. Snider served as a director of Energen Corporation (NYSE:EGN) from

2000 though May 2017. Mr. Snider holds a B.S. in Civil Engineering from the University of Detroit and an M.B.A. from the University of Colorado at Denver. Mr. Snider brings to the Board leadership experience, including as a public company chief executive officer and director, and extensive experience in the energy industry, including more than 25 years dedicated to natural gas compression and processing.

Charles A. Sorrentino has served as a director since April 2010 and as our independent Chairman of the Board since the completion of our IPO in May 2011. Mr. Sorrentino also served as the President and Chief Executive Officer of GSE, a position he was first appointed to on an interim basis in July 2013 and then on a permanent basis from November 2013 through November 2014. Mr. Sorrentino also served as a director of GSE from June 2011 through August 2014. In May 2014, in connection with a restructuring support agreement entered into with its lenders, GSE voluntarily filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The U.S. Bankruptcy Court in Delaware approved GSE’s reorganization plan in July 2014. Mr. Sorrentino served as President and Chief Executive Officer of Houston Wire & Cable Co. (NASDAQ:HWCC), a leading provider of wire and cable and related services from 1998 until his retirement in 2011. He previously served as President of Pameco Corporation ("Pameco") (NYSE:PCN), a national heating, ventilation, air conditioning and refrigeration distributor, from 1994 to 1998. Pameco was a $600 million distributor that was listed on the NYSE following an IPO in 1997 and was later merged into a larger company. After completing college, he served nine years with PepsiCo, Inc. (NYSE:PEP) and twelve years with United Technologies (NYSE:UTX) (formerly Sundstrand Corporation) in a variety of engineering, sales, marketing and executive management functions. Mr. Sorrentino earned a B.S. in Mechanical Engineering from Southern Illinois University and an M.B.A. from the University of Chicago. He also served in the United States Marine Corps. Mr. Sorrentino has served as an executive of several large manufacturing companies and brings a diversity of managerial experience from both publicly and privately held companies to the Board.

Bruce A. Thames joined Thermon in April 2015 as Executive Vice President and Chief Operating Officer. He was promoted to President and Chief Executive Officer and appointed as a member of the Board on April 1, 2016. Prior to joining Thermon, Mr. Thames was Senior Vice President and Chief Operating Officer of TD Williamson in Tulsa, Oklahoma, a position he held since 2012. TD Williamson manufactures and delivers a portfolio of solutions to the owners and operators of pressurized piping systems for onshore and offshore applications. He joined TD Williamson in 2005 as Vice President, North America and also served as Vice President and General Manager, Eastern Hemisphere from 2010 to 2012. Mr. Thames began his career with Cooper Industries (formerly Intool), where he spent twelve years in various roles within the product engineering, marketing and operations groups. Mr. Thames then joined GE Energy (formerly Dresser Flow Solutions) ("Dresser") and served primarily as the Director of North American Operations and Product Director for Ball Valves globally for Dresser's Valve Group during his tenure from 2002 to 2005. Mr. Thames holds a B.S. in Mechanical Engineering from the University of Texas at Austin. Mr. Thames brings extensive leadership skills, international acumen, product innovation and industry knowledge to the Board.

Executive Officers

The following table and biographies set forth certain information about our executive officers. Information pertaining to Mr. Thames, who is currently both a director and an executive officer of the Company, may be found in the section above entitled "Directors." Throughout this Proxy Statement, we refer to Messrs. Thames, Peterson, Reitler, and van der Salm collectively as our "Named Executive Officers" for Fiscal 2017.

Name	Title	Age as of the 2017 Annual Meeting
Jay C. Peterson	Chief Financial Officer; Senior Vice President, Finance; Assistant Treasurer	60
Eric C. Reitler	Senior Vice President, Global Sales	49
Johannes (René) van der Salm	Senior Vice President, Global Operations	53

Jay C. Peterson joined Thermon in July 2010 as Chief Financial Officer and Senior Vice President, Finance. Prior to joining Thermon, Mr. Peterson held positions as Chief Financial Officer, Vice President of Finance, Senior Director of Finance, Secretary and Treasurer at Asure Software, Inc. (NASDAQ:ASUR) (formerly Forgent Networks, Inc.) ("Forgent"). Mr. Peterson started with Forgent in 1995 and was named Chief Financial Officer in 2001. Before joining Forgent, Mr. Peterson was Assistant Controller in Dell Computer Corporation’s $1 billion Direct division. He also spent 11 years in various financial management positions with IBM Corporation (NYSE:IBM). Mr. Peterson holds a B.A. and an M.B.A. from the University of Wisconsin.

Eric C. Reitler joined Thermon in June 1998 as a regional sales manager in the midwestern United States and was instrumental in building and solidifying Thermon's market share in the region for over 15 years. In September 2013, he was promoted to Vice President, Global Sales and relocated from Michigan to the Company's headquarters in San Marcos, Texas. In April 2015, Mr.

Reitler assumed responsibility for the Company's global sales efforts in the role of Senior Vice President, Global Sales. Prior to joining Thermon, Mr. Reitler served in various engineering, project management and operations positions in the power, oil and gas industries. Mr. Reitler holds a B.S. in Mechanical Engineering from the Georgia Institute of Technology.

Johannes (René) van der Salm joined Thermon in October 2001 as European Logistics Manager based at the Company's European headquarters in Pijnacker, the Netherlands. In 2006, Mr. van der Salm was promoted to Vice President, Manufacturing and Logistics. During that period, he divided his time between the Company's offices in the United States and Europe. In 2007, Mr. van der Salm was promoted to Senior Vice President, Operations and permanently relocated to the Company's headquarters in San Marcos, Texas. He was instrumental in the global implementation of the Company’s enterprise resource planning software. In 2011, Mr. van der Salm was promoted to Senior Vice President, Global Operations. After completing his undergraduate studies and a period of military service, Mr. van der Salm worked as sales engineer, project manager and production manager in supplying the petrochemical industry prior to joining Thermon. Mr. van der Salm holds a B.S. in Mechanical Engineering from Amsterdam Technical University.

CORPORATE GOVERNANCE

The Board oversees the Company’s Chief Executive Officer and other senior management in the competent and ethical operation of the Company and works to assure that the long-term interests of the stockholders are being served. The key practices and procedures of the Board are outlined in the Corporate Governance Guidelines and the Code of Business Conduct and Ethics, both available on the Company’s website at http://ir.thermon.com/governance.cfm. Stockholders can also obtain a free copy by writing to the General Counsel, Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, Texas 78666.

During Fiscal 2017, the full Board met seven times. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director); (ii) the total number of subcommittee meetings of the Board or one of its committees on which such person served; and (iii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served) during Fiscal 2017.

Our Corporate Governance Guidelines require any incumbent director who receives a greater number of votes "withheld" than votes "for" in an uncontested election to promptly submit a written offer of resignation to the N&CG Committee, which will review and evaluate the offer of resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind such decision, within 90 days after the election results for the 2017 Annual Meeting are certified.

There are no family relationships between any director, executive officer or person nominated by the Board to become a director or executive officer.

Board Leadership Structure and Executive Sessions

In connection with the completion of our IPO on May 10, 2011, the Board appointed Mr. Sorrentino as independent Chairman of the Board ("Chairman"). The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the stockholders and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverage the experience and perspectives of the Chairman. The Board, however, periodically reviews the leadership structure and may make changes in the future.

In accordance with the listing standards of the NYSE and our Corporate Governance Guidelines, the independent directors meet in regularly scheduled executive sessions, generally following each quarterly Board meeting. The executive sessions are chaired by the Chairman.

Committees of the Board

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the N&CG Committee. The members of each committee as comprised during Fiscal 2017 and the number of committee meetings held during Fiscal 2017 were as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Marcus J. George	(1)	(1)	—
Richard E. Goodrich	Chair	Member	—
Kevin J. McGinty	Member	Member	—
John T. Nesser, III	Member	—	Member
Michael W. Press	—	Member	Chair
Stephen A. Snider	—	Chair	Member
Charles A. Sorrentino	Member	—	Member
Bruce A. Thames	—	—	—

Number of Committee Meetings Held(2)	4	5	4

(1)
Mr. George was a member of the Audit and Compensation Committees from April 1, 2016 through June 15, 2016. In May 2017, Mr. George was reappointed as a member of the Audit and Compensation Committees, effective July 1, 2017. Please see the discussion under "Corporate Governance—Director Independence" for additional information.

(2)	In addition to holding meetings, each committee and the Board may periodically act by written consent.

The Audit Committee, Compensation Committee, and N&CG Committee operate under written charters adopted by the Board. Each committee charter is posted and available on the Company’s website at http://ir.thermon.com/governance.cfm.

The Audit Committee has responsibility for, among other things, reviewing our financial reporting and other internal control processes, our financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics. The Board has determined that each of Messrs. George, Goodrich, McGinty, Nesser and Sorrentino is financially literate and qualified to address any issues that are likely to come before the Audit Committee, including the evaluation of our financial statements and supervision of our independent auditors. The Board also determined that each of Messrs. Goodrich, McGinty, Nesser and Sorrentino meets the additional criteria for independence of audit committee members under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules of the NYSE. The Board determined that Mr. George met such additional independence criteria from April 1, 2016 through June 15, 2016 and that he will again meet such additional independence criteria beginning on July 1, 2017. For Fiscal 2017, the Board determined Mr. Goodrich qualified as an "audit committee financial expert" as such term is defined in Item 407(d)(5)(ii) of Regulation S-K based on his education and experience in his respective fields.

The Compensation Committee has responsibility for, among other things, reviewing and recommending policies relating to compensation and benefits of our executive officers, including: reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. The Compensation Committee also has responsibility for management succession planning. The Compensation Committee may delegate its authority to one or more subcommittees of the Compensation Committee. The Compensation Committee also oversees our equity and incentive-based plans and administers the issuance of stock options, restricted stock units ("RSUs"), performance stock units ("PSUs") and other awards with respect to executives and other employees. The Compensation Committee also reviews and evaluates its performance and the performance of each of its members, including compliance of the Compensation Committee with its charter, and prepares any report required under SEC rules. The report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee has the authority to engage independent advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee, at present, engages an outside consultant on a regular basis to advise the Compensation Committee on the Company's compensation practices. The Board has determined that each of Messrs. Goodrich, McGinty, Press and Snider is independent under the heightened independence standards applicable to Compensation Committee members under the NYSE rules and Rule 10C-1 under the Exchange Act. In addition, each member of the Compensation Committee also meets the definitions of "outside director" under Section 162(m) of the Internal Revenue Code and "non-employee director" under Rule 16b-3 under the Exchange Act. The Board determined that Mr. George met such heightened independence standards and the definitions of "outside director" under Section 162(m) of the Internal Revenue Code and "non-employee director" under Rule 16b-3 under the Exchange Act from April 1, 2016 through June 15, 2016 and that he will again meet such additional requirements beginning on July 1, 2017.

The N&CG Committee has responsibility for, among other things, identifying, evaluating and recommending nominees for appointment or election as directors, including director nominees recommended by stockholders, developing and recommending a set of corporate governance guidelines, considering and approving director compensation and overseeing the evaluation of our Board and its committees. The N&CG Committee also oversees our equity plans and administers the issuance of equity awards with respect to our non-employee directors. The Board has determined that each of Messrs. Nesser, Press, Snider and Sorrentino is independent under the rules of the NYSE.

Director Independence

The Board reviews the independence of each director annually. In determining the independence of our directors, the Board considered Section 303A of the NYSE rules, applicable SEC rules as well as all relevant facts and circumstances, including, among other things, the types and amounts of commercial dealings between the Company and companies and organizations with which the directors are affiliated. Based on the foregoing criteria, the Board has affirmatively determined that Messrs. George, Goodrich, McGinty, Nesser, Press, Snider and Sorrentino are independent.

In examining director independence during Fiscal 2017, the Board examined the relationship between the Company and Onward Capital, of which Mr. George is co-founder and partner. On June 15, 2016, the Company engaged Onward Capital as financial advisor to advise the Company with respect to certain potential strategic acquisition opportunities. The Company's engagement of Onward Capital ended on July 31, 2016 and the Company paid Onward Capital a total of $40,000 for services provided. The engagement of Onward Capital was approved by the Audit Committee in accordance with the Company's Statement of Policy Regarding Transactions with Related Parties. The Board considered the relationship with Onward Capital to be an arm's-length transaction entered into in the ordinary course of business on terms and conditions that were at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties and that the size and nature of the transaction was not material to the Company, Onward Capital or Mr. George. Therefore, the Board determined that the engagement of Onward Capital did not disqualify Mr. George's status as an independent director of the Company. However, due to the Company's engagement of Onward Capital, the Board determined that Mr. George no longer met certain heightened independence requirements for Audit and Compensation Committee service. Mr. George submitted his resignation from each respective committee on June 15, 2016. On May 17, 2017, the Nominating & Corporate Governance Committee reviewed the relationship between the Company, Mr. George and Onward Capital and recommended to the Board that (a) the Company's brief engagement of Onward Capital did not disqualify Mr. George's status as an independent director and (b) that he be reappointed to the Audit and Compensation Committees effective July 1, 2017. On May 18, 2017, the Board accepted the recommendation of the N&CG Committees and affirmatively determined that Mr. George had maintained his status as an independent director despite the Company's brief engagement of Onward Capital and reappointed him to the Audit and Compensation Committees effective July 1, 2017.

Mr. Thames, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

There were no other transactions, relationships or arrangements with respect to any independent director that required review by our Board for purposes of determining director independence. The Board found that none of the independent directors had a material or other disqualifying relationship with the Company. The Board's three standing committees, Audit, Compensation, and N&CG, were comprised solely of independent directors during Fiscal 2017.

Director Qualifications

The Company has not established specific minimum education, experience or skill requirements for potential board or committee members. In general, the N&CG Committee and the Board will consider, among other qualifications and characteristics, a candidate's experience, character, background, ability to exercise sound judgment, integrity, ability to make independent analytical inquiries, problem-solving skills, diversity, age, demonstrated leadership, work ethic, other skills (including financial literacy), understanding of the Company’s business environment, willingness to devote adequate time to Board duties, independence and potential conflicts of interest. We expect that qualified candidates will have senior leadership experience in a complex and global organization and will be able to represent the interests of the stockholders as a whole and not just certain special interest groups or constituencies. Each individual is evaluated in the context of the Board as a whole with the objective of retaining a group with diverse and relevant experience that can best perpetuate the Company’s success and represent stockholder interests through sound judgment. When current Board members are considered for nomination for re-election, the N&CG Committee also takes into consideration their prior Board contributions, performance and meeting attendance.

Although the N&CG Committee does not have a formal policy on diversity, it construes diversity to mean a variety of opinions, perspectives, expertise, personal and professional experiences and backgrounds, including gender, race and ethnicity, as well as other differentiating characteristics. The Board and its committees engage in an annual self-evaluation that includes an evaluation of diversity as well as the overall effectiveness of the Board and its committees. Our Board currently includes one African-American member.

The N&CG Committee may (but is not required to) identify nominees based upon suggestions by directors, management, outside consultants, including third party search firms, and stockholders. Before considering any nominee, the N&CG Committee makes a preliminary determination as to the need for additional members of the Board. If a need is identified, members of the N&CG Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified for further consideration, members of the N&CG Committee, as well as other members of the Board and management, as appropriate, interview the nominee. After completing this evaluation, the N&CG Committee makes a recommendation and refers the nominee to the full Board for consideration. The N&CG Committee will consider candidates recommended by stockholders in the same manner as other candidates. Stockholders may nominate candidates to serve as directors in accordance with the advance notice, proxy access and other procedures contained in our Bylaws.

Proxy Access

On June 15, 2017, the Board approved the Second Amended and Restated Bylaws (the "Bylaws") of the Company, implementing proxy access. The Board believes that the majority of the Company's stockholders generally support the concept of proxy access; however, the Board recognizes that stockholders are not unanimous in this view nor the specific terms under which proxy access should be adopted.

The new proxy access provisions permit a stockholder, or group of up to twenty (20) stockholders, owning an aggregate of three percent (3%) or more of the Company's outstanding common stock continuously for at least three (3) years to nominate director candidates for inclusion in the Company's proxy materials for an annual meeting of stockholders constituting up to the greater of (i) twenty percent (20%) of the Board or (ii) two individuals; provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Communications with Directors

A stockholder or other interested party who wishes to communicate directly with the Board, one of its committees or with an individual director regarding matters related to the Company should send the communication, with a request to forward the communication to the intended recipient or recipients, to:

Thermon Group Holdings, Inc.
Attention: General Counsel
100 Thermon Drive
San Marcos, Texas 78666

We will forward all stockholder correspondence, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. Further, we will not forward any abusive, threatening or otherwise inappropriate materials.

Attendance of Directors at the Annual Meeting of Stockholders

Directors are strongly encouraged to attend the Company's annual meeting of stockholders unless extenuating circumstances prevent them from attending, although the Company has no formal, written policy requiring such attendance. All of the Company's directors attended the 2016 Annual Meeting of Stockholders ("2016 Annual Meeting").

Board Oversight of Risk Management

The Board believes that evaluating the ability of senior management to manage the various risks confronting the Company is one of its most important areas of oversight. In carrying out this responsibility, the Board has designated the Audit Committee with primary responsibility for overseeing enterprise risk management and risks related to financial reporting and internal controls. The Audit Committee makes periodic updates to the Board regarding the risks inherent to the business of the Company, including the identification, assessment, management and monitoring of those risks, and risk management decisions, practices and activities of the Company.

While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the N&CG Committee reviews legal and regulatory compliance risks as they relate to corporate governance structures and processes, and the Compensation Committee reviews risks related to compensation matters. The committee chairs periodically apprise the Board of significant risks and management’s response to those risks. While the Board and its committees oversee risk management strategy, senior management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

With respect to risk related to compensation matters, the Compensation Committee considers, in establishing and reviewing the Company’s executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. The base salaries of our employees, including the Named Executive Officers, are fixed in amount and thus do not encourage risk-taking. Short-term incentive opportunities for all employees, including the Named Executive Officers, are generally capped and are directly tied to overall corporate performance. The compensation provided to key employees, including the Named Executive Officers, in the form of long-term equity awards helps further align key employees' interests with those of the Company’s stockholders.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that the Company’s annual short-term and long-term equity incentives provide an effective and appropriate mix of incentives to help ensure that the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. In general, bonus opportunities for Company employees are discretionary and management has the authority to reduce bonus payments (or pay no bonus) based on individual or Company performance and any other factors it may determine to be appropriate in the circumstances. As with the compensation of our Named Executive Officers, the Company intends to continue to award a portion of the compensation of certain of its key employees in the form of equity awards that help further align the interests of employees with those of stockholders.

Clawback Policy

In May 2015, the Compensation Committee adopted a Policy on Recoupment of Incentive Compensation (the "clawback policy"), pursuant to which, to the extent permitted by governing law, the Company may require the return, repayment or forfeiture of any annual or long-term incentive compensation payment or award made or granted to any current or former executive officer during the three-year period preceding the filing with the SEC of Company financial statements that were restated due to the material noncompliance of the Company with any financial reporting requirement under the securities laws to the extent that such incentive compensation was calculated based upon any financial result or performance metric impacted by such restatement. We believe that the adoption of the clawback policy will further enhance the risk management features of our executive compensation program in a way that does not encourage unnecessary or excessive risk-taking.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers against liabilities actually and reasonably incurred in such capacities, including attorneys’ fees, judgments, fines and amounts paid in settlement, with respect to any matter in which the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that we will indemnify our directors and officers to the fullest extent authorized by the DGCL. Our Certificate of Incorporation provides that this right to indemnification is a contract right, and we may, from time to time, and in the ordinary course of business, enter into contracts under which our directors and officers are provided with such rights of indemnification against liability that they may incur in their capacities as such and in connection with activities performed under the terms of such contracts. We have entered into indemnification agreements with each of our directors and certain officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of his status or service as a director or officer (other than liabilities arising from willful misconduct of a culpable nature).

Our Bylaws further provide that we will indemnify and hold harmless, to the fullest extent permitted by law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided, however, that we will not be required to indemnify a person in connection with any action, suit or proceeding that is initiated by such person unless such action, suit or proceeding was authorized by our Board.

Our Certificate of Incorporation also eliminates the personal liability of our directors to the fullest extent permitted by Section 102 of the DGCL, which provides that a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102 does not, however, permit a corporation to eliminate or limit liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit. We have purchased liability insurance covering our directors and officers and certain other management personnel.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2017, our Compensation Committee consisted of Stephen A. Snider (Chair), Richard E. Goodrich, Kevin J. McGinty and Michael W. Press. In addition, Mr. George served as a member of the Compensation Committee from April 1, 2016 through June 15, 2016. None of Messrs. Snider, George, Goodrich, McGinty or Press is or has been an employee or officer of the Company. None of our executive officers has served on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity that has one or more of its executive officers serving as a member of our Board.

FISCAL 2017 DIRECTOR COMPENSATION

The Board determines the form and amount of non-employee director compensation after its review of recommendations made by the N&CG Committee. In July 2016, the N&CG Committee retained Pearl Meyer & Partners, LLC ("Pearl Meyer") to complete a benchmarking analysis of the Company's non-employee director compensation program compared to the non-employee director compensation programs of the same group of peer companies utilized in the Compensation Committee's review of executive compensation, as discussed further in the section entitled "Fiscal 2017 Executive Compensation—Compensation Discussion and Analysis." Based on the benchmarking analysis, Pearl Meyer recommended a $10,000 increase to director compensation during Fiscal 2017. The N&CG Committee noted the significant macroeconomic headwinds that the Company was experiencing and deferred any recommendation to increase non-employee director compensation for review in Fiscal 2018.

The Company's Fiscal 2017 non-employee director compensation program, which was unchanged from Fiscal 2016, is set forth in the table below. In addition to these retainers, we reimburse our non-employee directors for actual reasonable out-of-pocket expenses upon presentation of documentation in accordance with the Company's typical expense reimbursement procedures.

Type of Compensation(1)	Recipient	Amount($)
Cash	Board Member Retainer	45,000
Equity(3)	Board Member Retainer	55,000
Cash	Audit Committee (in lieu of meeting fees)	4,000
Cash	Audit Committee Chair Additional Retainer	10,000
Cash	Compensation Committee Retainer (in lieu of meeting fees)	4,000
Cash	Compensation Committee Chair Additional Retainer	7,500
Cash	N&CG Committee Retainer (in lieu of meeting fees)	4,000
Cash	N&CG Committee Chair Additional Retainer	7,500
Cash	Independent Chairman	52,500

(1)	All annual retainers were paid in quarterly installments in advance and no additional meeting attendance fees were paid.

(2)	Mr. George received a quarterly retainer for his service on the Audit and Compensation Committees prior to stepping down from those Committees in June 2016.

(3)
The annual equity retainer was paid in four equal installments on each of following: April 1; the date of the annual meeting of stockholders; October 1; and January 1 (or, if any such date is not a trading day, the next trading day), with each equity award being 100% vested on the applicable grant date.

The following table provides information regarding the compensation paid to non-employee directors during Fiscal 2017. The compensation paid to Mr. Thames is presented below under the section entitled "Fiscal 2017 Executive Compensation." Mr. Thames did not receive any additional compensation for his service as a member of the Board during Fiscal 2017.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Marcus J. George	49,000	54,987	103,987
Richard E. Goodrich	63,000	54,987	117,987
Kevin J. McGinty	53,000	54,987	107,987
John T. Nesser, III	53,000	54,987	107,987
Michael W. Press	60,500	54,987	115,487
Stephen A. Snider	60,500	54,987	115,487
Charles A. Sorrentino(3)	105,500	54,987	160,487
	444,500	384,909	829,409

(1)
On each of April 1, 2016, July 27, 2016, October 3, 2016 and January 3, 2017, the Company granted a stock award to each of the non-employee directors equal to 780, 668, 684 and 700 shares of the Company’s common stock, respectively. Each stock award was 100% vested on the grant date. The number of shares subject to each stock award was determined by dividing $13,750 by the per-share closing price of the Company’s common stock on the date of grant (rounded down to the nearest whole share). The per-share closing price on each of April 1, 2016, July 27, 2016, October 3, 2016 and January 3, 2017 was $17.62, $20.58, $20.10 and $19.64, respectively.

(2)	As of March 31, 2016, Mr. Sorrentino held 16,358 outstanding and unexercised stock options granted on October 27, 2010 with a per share exercise price of $5.20.

(3)	The fees received by Mr. Sorrentino include an additional retainer of $52,500 for his service as independent Chairman of the Board.

Fiscal 2018 Director Compensation

In May 2017, the N&CG Committee reviewed the July 2016 non-employee director benchmarking analysis prepared by Pearl Meyer and updated the analysis to include any additional market movements since the completion of the original analysis. Consistent with its recommendation with respect to Fiscal 2017, which was deferred by the N&CG Committee until Fiscal 2018, Pearl Meyer recommended a $10,000 increase to the non-employee director compensation program, noting that the Company's total compensation was below the median of the peer group and survey data compiled by Pearl Meyer. Following this detailed review, the N&CG recommended to the Board, and the Board subsequently approved, a $10,000 increase to the non-employee director compensation program. The increase will be effective on July 1, 2017 in the form of a $5,000 increase to the annual cash and equity retainers. In addition, the July equity grant date will be moved up from the date of the annual stockholder meeting to July 1st of each year.

Stock Ownership Guidelines (Non-Employee Directors)

Our Board has adopted stock ownership guidelines for its non-employee directors and delegated oversight to the N&CG Committee. In Fiscal 2017, the stock ownership guideline for non-employee directors was $180,000, which is equal to four times the annual cash retainer for serving as a non-employee director. Each non-employee director is required to meet the guideline within five years of election or appointment to the Board. As of the Record Date, all of the Company's non-employee directors met the requisite stock ownership guideline.

The stock ownership guidelines for non-employee directors will increase to $200,000, commensurate with the $5,000 increase to the non-employee directors' annual cash retainer, effective July 1, 2018.

In measuring stock ownership, the N&CG Committee will consider all shares beneficially owned as well as vested but unexercised stock options. For vested but unexercised stock options, the value counting toward the individual's threshold will be determined based on the excess of the market value of the stock over the exercise price of the stock option. Unvested equity awards are not considered in calculating each individual's stock ownership for purposes of the stock ownership guidelines. For information on the stock ownership guidelines for the Company's executive officers, see the section entitled "Fiscal 2017 Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines (Executive Officers)."

Each non-employee director must meet or exceed his or her requisite stock ownership threshold immediately prior to any disposition of shares or share equivalents obtained through an equity grant (other than shares used to pay the exercise price of stock options). This 100% retention requirement applies during any time period during which the individual’s stock ownership threshold has not been achieved, including during the initial five-year period. If a non-employee director does not meet the requisite threshold or demonstrate sustained progress toward meeting the threshold, the Board has discretion to reduce future long-term incentive grants or pay future cash compensation in the form of equity.

Nonqualified Deferred Compensation Plan (Non-Employee Directors)

The Company adopted the NQDCP in June 2016 under which designated eligible participants may elect to defer base salary, short-term incentive payments, non-employee director fees and other cash or equity-based compensation. Eligible participants include the Company's non-employee directors and a select group of management, including the Named Executive Officers and other employees of the Company and its participating subsidiary and affiliate companies that meet certain compensation requirements.

Subject to applicable tax laws, participants may elect when to receive payment of their account balances under the NQDCP. If elected by the participant or as otherwise required by the NQDCP, payment may accelerate in connection with certain events, including death, disability, termination of employment and/or a change in control. Compensation deferred under the NQDCP is subject to income tax when distributed from the NQDCP and may accumulate tax-deferred earnings.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of eight directors with each term expiring at the 2017 Annual Meeting. The authorized number of directors is presently fixed at eight.

Upon the recommendation of the N&CG Committee, the Board has nominated each of Marcus J. George, Richard E. Goodrich, Kevin J. McGinty, John T. Nesser, III, Michael W. Press, Stephen A. Snider, Charles A. Sorrentino and Bruce A. Thames for re-election at the 2017 Annual Meeting. Each director elected will serve a one-year term expiring at the 2018 Annual Meeting.

Each of the nominees has indicated his willingness to serve, if elected, but if any of the nominees should be unable or unwilling to serve, the Board may either reduce its size, or designate or not designate a substitute nominee. If the Board designates a substitute nominee, proxies that would have been cast for the original nominee will be cast for the substitute nominee unless instructions are given to the contrary.

The Board unanimously recommends that stockholders vote "FOR" the election of each of Messrs. George, Goodrich, McGinty, Nesser, Press, Snider, Sorrentino and Thames.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a Statement of Policy Regarding Transactions with Related Parties, which requires that each director and executive officer promptly advise the chairman of the Audit Committee of any Related Person Transaction, as defined therein, of which he or she becomes aware in which we are to be a participant, the amount involved exceeds $120,000 and the applicable Related Person had or will have a direct or indirect material interest, and all material facts with respect thereto. The Audit Committee (or, if determined by the Audit Committee as advisable, the disinterested members of our Board) will then consider such Related Person Transaction for approval or ratification.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of our Board, as the case may be, will consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

•	the size of the transaction and the amount payable to a Related Person;

•	the nature of the interest of the Related Person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

No Related Person Transaction will be consummated without the approval or ratification of the Audit Committee or the disinterested members of the Board as described above. It is our policy that no director will participate in any discussion or approval of a Related Person Transaction for which he or she is a Related Person.

Related Party Transactions

Manager Equity Agreements

We have entered into manager equity agreements with certain of our current and former executive officers and employees (collectively, the "management investors") which set forth additional provisions relating to the ownership of our securities. Pursuant to the manager equity agreements, each management investor will maintain the confidentiality of our confidential or proprietary information obtained as a result of such management investor’s employment and is subject to non-competition and non-solicitation covenants during employment and for a period of two years thereafter. Upon the termination of a management investor’s employment for cause, we will have the option to repurchase certain of such management investor’s securities at the lower of cost or the fair market value (as determined in good faith by our Board) of such securities. Messrs. Reitler and van der Salm are among the management investors who are party to manager equity agreements.

Piggyback Registration Rights

Certain of our current and former executive officers, employees and directors are parties to an amended and restated securityholder agreement, as further amended (the "Securityholder Agreement"), that provides for certain "piggyback" registration rights. If, at any time, we determine to file a registration statement with the SEC covering any shares of our common stock, other than shares of common stock or other securities that are issuable in an offering to our officers or employees pursuant to an employee benefit plan or in connection with the acquisition of a business, each securityholder party to the Securityholder Agreement will have the right to request that we include their shares of common stock in any such registration statement, subject to specified limitations. We are required to pay the expenses associated with preparing and filing any registration statement in connection with the above piggyback registrations, other than any underwriting discounts and commissions applicable to the sale of shares.

Corporate Opportunity

Our Certificate of Incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to our former private equity sponsors or any of their respective affiliates (other than us and our subsidiaries), subsidiaries, officers, directors, agents, stockholders, members, partners and employees and that may be a business opportunity for such former private equity sponsor, even if the opportunity is one that we or our subsidiaries might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of our former private equity sponsors has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and certain officers, including all of our Named Executive Officers. The indemnification agreements and indemnification provisions included in our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. For further information, see "Corporate Governance—Indemnification of Directors and Officers."

AUDIT COMMITTEE REPORT

The Audit Committee's primary responsibilities include assisting the Board in its oversight of the Company’s financial reporting process, appointing the independent registered public accounting firm and reviewing the services performed by the independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits and its members are not auditors or certifiers of the Company's financial statements.

In performing its oversight responsibility, the Audit Committee has:

•	reviewed and discussed the audited year-end financial statements with management, which has primary responsibility for the financial statements;

•
discussed with KPMG, the Company’s independent registered public accounting firm for Fiscal 2017, the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

•
received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and discussed with KPMG its independence.

The Audit Committee also discussed with the auditors matters related to our internal control over financial reporting. Based on these discussions and the written disclosures received from the independent auditors, the Audit Committee recommended to the Board inclusion of the audited year-end financial statements in the 2017 Annual Report.

Submitted by the Audit Committee of the Board of Directors
Richard E. Goodrich (Chair)
Marcus J. George*
Kevin J. McGinty
John T. Nesser, III
Charles A. Sorrentino

*Member of the Audit Committee from April 1, 2016 through June 15, 2016.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP ("KPMG") has been our independent registered public accounting firm since June 14, 2013. The Audit Committee has appointed KPMG as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2018. Our Board recommends the ratification of the Audit Committee's appointment of KPMG. If our stockholders do not ratify the selection of KPMG, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that one or more representatives of KPMG will attend the 2017 Annual Meeting and will be given an opportunity to make a statement if he or she so desires. The representative(s) will also be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that stockholders vote "FOR" the ratification of the Audit Committee's appointment of KPMG as our independent registered public accounting firm for Fiscal 2018.

AUDIT AND NON-AUDIT FEES

The following sets forth fees billed for the audit and other services provided by KPMG for Fiscal 2017 and Fiscal 2016.

	Year Ended March 31, 2017	Year Ended March 31, 2016(1)
Audit Fees(2)	$1,005,747	$998,500
Audit-Related Fees(3)	—	—
Tax Fees(4)	—	24,000
All Other Fees(5)	1,786	1,786
Total	$1,007,533	$1,024,286

(1)	Fiscal 2016 amounts have been updated from our 2016 Annual Meeting proxy statement to reflect the final fees invoiced by KPMG.

(2)	Consists of fees and expenses for the integrated audit of annual financial statements, reviews of the related quarterly financial statements, and reviewing documents filed with the SEC.

(3)	Consists of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of financial statements that are not "Audit Fees."

(4)
Consists of fees and expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding international, federal and state tax compliance and tax planning and structuring.

(5)
Consists of fees and expenses for products and services that are not "Audit Fees," "Audit-Related Fees" or "Tax Fees." The amount included in "All Other Fees" represents the use of KPMG's online accounting research tool.

Pre-Approval Policies and Procedures

All services rendered by KPMG were permissible under applicable laws and regulations and were pre-approved by our Audit Committee. Pursuant to its charter, the primary purposes of our Audit Committee include the following: (i) to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; (ii) to pre-approve all audit and non-audit services, including tax services, to be provided, consistent with all applicable laws, to us by our external auditors; and (iii) to establish the fees and other compensation to be paid to our external auditors. The Audit Committee has reviewed the external auditors’ fees for audit and non-audit services for Fiscal 2017. The Audit Committee has also considered whether such non-audit services are compatible with maintaining the external auditors’ independence and has concluded that they are compatible at this time.

The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to us by our independent registered public accounting firm. In accordance with that policy, the Audit Committee has given its pre-approval for the provision of all audit and review services to be performed by the independent registered public accounting firm for Fiscal 2018. All other services must be specifically pre-approved by the Audit Committee or by a member of the Audit Committee to whom the authority to pre-approve the provision of services has been delegated.

Furthermore, the Audit Committee will review the external auditors’ proposed audit scope and approach as well as the performance of the external auditors. It also has direct responsibility for and sole authority to resolve any disagreements between our management and our external auditors regarding financial reporting, will regularly review with the external auditors any problems or difficulties the auditors encountered in the course of their audit work and will, at least annually, use its reasonable efforts to obtain and review a report from the external auditors addressing the following (among other items): (i) the auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the external auditors; (iii) the independence of the external auditors; and (iv) the aggregate fees billed by our external auditors for each of the previous two fiscal years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date, unless otherwise indicated, with respect to the beneficial ownership of the Company’s common stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock based solely on the Company’s review of SEC filings; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC, which generally provide that a person is the beneficial owner of securities if such person has or shares voting or investment power with respect to the securities or has the right to acquire such powers within 60 days. Shares issuable pursuant to stock options exercisable as of the Record Date or within 60 days thereafter and RSUs and/orPSUs that are scheduled to vest within 60 days of the Record Date are deemed outstanding for computing the percentage of the respective person or group holding such options or RSUs but are not outstanding for computing the percentage of any other person or group. The percentage of beneficial ownership for the following table is based on 32,370,856 shares of common stock outstanding as of the Record Date, plus options exercisable and RSUs and/or PSUs vesting on or within 60 days of the Record Date held by any executive officer or director included in the group for which percentage ownership has been calculated. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Unless otherwise indicated, the address for each listed stockholder is: c/o Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, Texas 78666.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	4,027,563	12.4%
Wellington Management Group LLP(2)	3,600,133	11.1%
Janus Capital Management LLC / Perkins Investment Management LLC(3)	2,512,542	7.8%
The Vanguard Group(4)	2,381,899	7.4%
Van Berkom & Associates Inc.(5)	2,118,146	6.5%
BlackRock, Inc.(6)	1,919,163	5.9%
Eagle Asset Management, Inc.(7)	1,644,944	5.1%

Executive Officers and Directors:
Bruce A. Thames(8)	19,207	*
Jay C. Peterson(9)	35,131	*
Eric C. Reitler(10)	9,424	*
Johannes (René) van der Salm(11)	183,415	*
Marcus J. George(12)	15,637	*
Richard E. Goodrich	18,221	*
Kevin J. McGinty	12,437	*
John T. Nesser, III	14,157	*
Michael W. Press	16,221	*
Stephen A. Snider	18,221	*
Charles A. Sorrentino(13)	45,448	*
All executive officers and directors as a group(11 persons)(14)	387,519	1.2%
*    Less than 1% of our outstanding common stock.

(1)
According to a Schedule 13G filed with the SEC on June 9, 2017, T. Rowe Price Associates, Inc. reported beneficial ownership of an aggregate 4,027,563 shares, including sole voting power over 749,261 shares beneficially owned and sole dispositive power over all 4,027,563 shares beneficially owned. T. Rowe Price Associates, Inc. lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(2)
According to a Schedule 13G amendment filed with the SEC on February 9, 2017, Wellington Management Group LLP ("Wellington") reported beneficial ownership of an aggregate 3,600,133 shares, including shared voting power with certain affiliated entities over 2,809,371 shares beneficially owned and shared dispositive power with certain affiliated entities over all 3,600,133 shares beneficially owned. Wellington lists its address as 280 Congress Street, Boston, MA 02210 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.

(3)
According to a Schedule 13G filed with the SEC on February 13, 2017, Janus Capital Management LLC ("Janus") reported beneficial ownership of an aggregate 2,512,542 shares, including sole voting and dispositive power over 505 shares beneficially owned and shared voting and dispositive power with certain affiliated entities over 2,512,037 shares beneficially owned. In the same filing, Perkins Small Cap Value Fund reported sole voting and dispositive power of 1,863,104 shares. Janus has a direct 100% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to the ownership structure, holdings for Janus and Perkins were aggregated for purposes of the filing. Perkins may be deemed to be the beneficial owner of all 2,512,037 shares as a result of its role as investment advisor. Janus and Perkins each list their address as 151 Detroit Street, Denver, Colorado 80206 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(4)
According to a Schedule 13G amendment filed with the SEC on February 10, 2017, The Vanguard Group reported beneficial ownership of an aggregate 2,381,899 shares, including sole voting power over 38,556 shares beneficially owned, sole dispositive power over 2,339,407 shares beneficially owned, shared voting power with certain affiliated entities over 5,668 shares beneficially owned and shared dispositive power with certain affiliated entities over 42,492 shares beneficially owned. The Vanguard Group lists its address as 100 Vanguard Blvd, Malvern, PA 19355 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.

(5)
According to a Schedule 13G filed with the SEC on February 9, 2017, Van Berkom & Associates Inc. reported beneficial ownership of an aggregate 2,118,146 shares, including sole voting and dispositive power over all shares beneficially owned. Van Berkom & Associates Inc. lists its address as 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(6)
According to a Schedule 13G filed with the SEC on January 30, 2017, BlackRock, Inc. reported beneficial ownership of an aggregate 1,919,163 shares, including sole voting power over 1,848,222 shares beneficially owned and sole dispositive power over all 1,919,163 shares beneficially owned. BlackRock, Inc. lists its address as 55 East 52nd Street, New York, New York 10055 in such filing. The Schedule 13G may not reflect current holdings of our common stock.

(7)
According to a Schedule 13G amendment filed with the SEC on March 6, 2017, Eagle Asset Management, Inc. reported beneficial ownership of an aggregate 1,644,944 shares, including sole voting and dispositive power over all shares beneficially owned. Eagle Asset Management, Inc. lists its address as 880 Carillon Parkway, St. Petersburg, FL 33716 in such filing. The Schedule 13G amendment may not reflect current holdings of our common stock.

(8)	Includes 1,928 RSUs vesting on July 30, 2017. Excludes 10,555 unvested RSUs and 30,671 unvested PSUs.

(9)
Includes 2,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date, 1,492 RSUs vesting on July 30, 2017 and 1,482 RSUs vesting on July 31, 2017. Excludes 5,805 unvested RSUs and 18,532 unvested PSUs (measured at the target performance level).

(10)
Includes 1,058 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date, 1,377 RSUs vesting on July 30, 2017, and 456 RSUs vesting on July 31, 2017. Excludes 5,691 unvested RSUs and 10,949 unvested PSUs (measured at the target performance level).

(11)
Includes 5,000 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date, 1,492 RSUs vesting on July 30, 2017 and 1,482 RSUs vesting on July 31, 2017. Excludes 5,805 unvested RSUs and 18,532 unvested PSUs (measured at the target performance level).

(12)
Includes 50 shares owned by minor children sharing Mr. George’s household. Mr. George disclaims beneficial ownership of shares held by his minor children, except to the extent of a pecuniary interest therein.

(13)	Includes 16,358 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date.

(14)
Includes 24,416 shares of our common stock issuable upon the exercise of stock options that are exercisable within 60 days of the Record Date and 9,709 RSUs vesting within 60 days of the Record Date. Excludes 27,856 unvested RSUs and 113,428 unvested PSUs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Such executive officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of such reports filed by or on behalf of such persons and/or written representations from them, the Company believes that all Section 16(a) filing requirements were timely met during Fiscal 2017, except for the following reports, each of which was filed late:

Form Type	Filer(s)	Transaction Date(s)	Filing Date
4	George, Goodrich, Press, McGinty, Nesser, Snider and Sorrentino(1)	4/1/16	4/26/16
4	George, Goodrich, Press, McGinty, Nesser, Snider and Sorrentino(2)	7/27/16	10/4/16
4	George, Goodrich, Press, McGinty, Nesser, Snider and Sorrentino(3)	1/3/17	4/5/17
4	Thames(4), Peterson(5), Reitler(6), and van der Salm(7)	See Footnotes	5/23/17

(1)	Each Form 4 reported the award of 780 shares pursuant to the Company's non-employee director compensation program as further described in the section entitled "Fiscal 2017 Director Compensation."

(2)	Each Form 4 reported the award of 668 shares pursuant to the Company's non-employee director compensation program as further described in the section entitled "Fiscal 2017 Director Compensation."

(3)	Each Form 4 reported the award of 700 shares pursuant to the Company's non-employee director compensation program as further described in the section entitled "Fiscal 2017 Director Compensation."

(4)	Mr. Thames' Form 4 reported the vesting of 1,928 RSUs and subsequent forfeiture of 527 shares of common stock on July 30, 2016.

(5)
Mr. Peterson's Form 4 reported (i) the vesting of 1,492 RSUs and subsequent forfeiture of 408 shares of common stock on July 30, 2016; (ii) the vesting of 1,481 RSUs and subsequent forfeiture of 405 shares of common stock on July 31, 2016; (iii) the vesting of 2,697 RSUs and subsequent forfeiture of 723 shares of common stock on August 1, 2016; and (iv) the disposition to the issuer of 8,480 PSUs on March 31, 2017 that were not earned in accordance with the award agreement, as certified by the Compensation Committee on May 18, 2017.

(6)
Mr. Reitler's Form 4 reported (i) the vesting of 1,492 RSUs and subsequent forfeiture of 408 shares of common stock on July 30, 2016; (ii) the vesting of 1,481 RSUs and subsequent forfeiture of 405 shares of common stock on July 31, 2016; (iii) the vesting of 1,492 RSUs and subsequent forfeiture of 723 shares of common stock on August 1, 2016; (iv) the vesting of 1,196 RSUs and subsequent forfeiture of 327 shares of common stock on September 3, 2016; and (v) the disposition to the issuer of 2,609 PSUs on March 31, 2017 that were not earned in accordance with the award agreement, as certified by the Compensation Committee on May 18, 2017.

(7)
Mr. van der Salm's Form 4 reported (i) the vesting of 1,492 RSUs and subsequent forfeiture of 408 shares of common stock on July 30, 2016; (ii) the vesting of 1,481 RSUs and subsequent forfeiture of 401 shares of common stock on July 31, 2016; (iii) the vesting of 2,697 RSUs and subsequent forfeiture of 713 shares of common stock on August 1, 2016; and (iv) the disposition to the issuer of 8,480 PSUs on March 31, 2017 that were not earned in accordance with the award agreement, as certified by the Compensation Committee on May 18, 2017.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis ("CD&A") with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement prepared in connection with the 2017 Annual Meeting and the Company’s 2017 Annual Report.

Submitted by the Compensation Committee of the Board of Directors
Stephen A. Snider (Chair)
Marcus J. George*
Richard E. Goodrich
Kevin J. McGinty
Michael W. Press

*Member of the Compensation Committee from April 1, 2016 through June 15, 2016.

FISCAL 2017 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") provides a discussion of the background and objectives of our compensation programs for our Named Executive Officers, listed in the table below. The CD&A should be read together with the compensation tables and related disclosures that follow this section.

Name	Title
Bruce A. Thames(1)	President and Chief Executive Officer
Jay C. Peterson	Chief Financial Officer; Senior Vice President, Finance; Assistant Treasurer; Assistant Secretary
Eric C. Reitler	Senior Vice President, Global Sales
Johannes (René) van der Salm	Senior Vice President, Global Operations

(1)	Mr. Thames was promoted to President and Chief Executive Officer from Executive Vice President and Chief Operating Officer, effective April 1, 2016.

Executive Summary

We believe our business benefits from an exceptional management team that is responsible for building and maintaining our leadership position in the industrial process heating industry. We have sought to establish a competitive executive compensation program that enables us to attract, retain and reward skillful, experienced and dedicated executives who can contribute both to our short- and long-term success. Our executive compensation program is designed to reward strong financial performance and a significant portion is tied to the achievement of measurable operational, strategic and market objectives, which we believe motivates management to maximize performance and build stockholder value.

Some of the key principles of our compensation program include (i) management’s interests should be closely aligned with the interests of our stockholders, (ii) compensation must be competitive with that offered by other companies that compete with us for executive talent and enable us to attract and retain highly-qualified executive leadership, (iii) differences in compensation should reflect differing levels of responsibilities, and (iv) performance-based compensation should focus on critical business objectives and align pay through performance-leveraged incentive opportunities.

Key Compensation Program Features

The Compensation Committee believes that our executive compensation program is well-balanced and does not encourage unreasonable risk-taking, as summarized by the key features below:

What We Do		What We Do Not Do
✓	Heavy emphasis on variable compensation	✗	No "single-trigger" cash severance benefits
✓	Majority of long-term incentive awards are performance-based	✗	No repricing or backdating of stock options without stockholder approval
✓	Rigorous stock ownership guidelines	✗	No cash buyout of underwater stock options without stockholder approvals
✓	Clawback provisions	✗	No hedging of Company stock
✓	Independent compensation consultant	✗	No pledging of Company stock
✓	Pay-for-performance	✗	No multi-year guarantees for salary increases
✓	Conduct annual reviews of share utilization	✗	No tax gross-ups on termination benefits
✓	Conduct ongoing stockholder outreach

Fiscal 2017 Performance Summary

The Company continued to encounter difficult macroeconomic headwinds in Fiscal 2017 due primarily to oil price volatility and a decreased level of customers' spending on maintenance activities. These factors resulted in weaker than anticipated demand for our products and services, particularly in the upstream oil and gas end-market in Canada and the downstream oil and gas market in the United States.

A brief summary of the Company's Fiscal 2017 financial performance is as follows:

•	the Company generated revenue of $264.1 million in Fiscal 2017, representing a 6.3% decrease versus $281.9 million in Fiscal 2016;

•	gross profit decreased 14.8% to $111.9 million in Fiscal 2017 from $131.3 million in Fiscal 2016, while gross margins decreased to 42.4% in Fiscal 2017 compared to 46.6% in Fiscal 2016; and

•	the Company's backlog increased 31.7% from $81.2 million at March 31, 2016 to $107.0 million at March 31, 2017.

Fiscal 2017 Compensation Structure

The Compensation Committee believes that the Company's Fiscal 2017 executive compensation program is balanced, with three primary compensation elements: (i) base salary; (ii) short-term incentives; and (iii) long-term incentives. The target total compensation for Fiscal 2017 and applicable percentage of target total compensation for each Named Executive Officer is detailed in the table below:

	Fiscal 2017
Named Executive Officer	Base Salary(1)	Base Salary %	Target Short- Term Incentive ("STI")	STI %	Target Long- Term Incentive ("LTI")	LTI %	Target Total Compensation
Bruce A. Thames	600,000	33%	600,000	33%	600,000	33%	1,800,000
Jay C. Peterson	300,000	36%	225,000	27%	300,000	36%	825,000
Eric C. Reitler	275,000	35%	206,250	26%	300,000	38%	781,250
Johannes (René) van der Salm	240,000	33%	180,000	25%	300,000	42%	720,000
Total	1,415,000	34%	1,211,250	29%	1,500,000	36%	4,126,250

(1)    Base salary as of April 1, 2016.

Fiscal 2017 Compensation Results

In May 2017, the Compensation Committee reviewed the Company’s Fiscal 2017 actual performance under the executive short-term incentive plan ("STIP") for Fiscal 2017 (the "2017 STIP"). The Compensation Committee determined that the Company's financial performance (i) slightly exceeded the threshold level for revenue; (ii) fell short of the threshold level for Adjusted EBITDA; and (iii) met the maximum level for safety. As a result, each of the Named Executive Officers earned only 35.9% of his target 2017 STIP opportunity. See "Elements of Our Compensation Program—Short-Term Incentives" below for additional information regarding the 2017 STIP.

In addition, zero shares were earned based on the Company's relative total shareholder return ("RTSR") performance for the PSUs awarded to Messrs. Peterson, Reitler and van der Salm on July 31, 2014 that were scheduled to vest on March 31, 2017 (the "Fiscal 2015 PSUs"). See "Elements of Our Compensation Program—Long-Term Incentives From Prior Years" below for additional information regarding the Fiscal 2015 PSUs.

The Compensation Committee believes that the compensation results described above emulate the Company's pay-for-performance philosophy. The Company fell short of its financial goals in Fiscal 2017 and the Named Executive Officers received significantly less than their target incentive opportunities for the STIP and did not realize any payout under the long-term incentive plan ("LTIP").

Consideration of Say-on-Pay Vote Results and Stockholder Feedback

The Company provides its stockholders with the opportunity to cast an annual non-binding, advisory vote on the compensation paid to its Named Executive Officers (a "say-on-pay" vote). At our 2016 Annual Meeting, approximately 99% of the total shares represented and entitled to a say-on-pay vote were cast in favor of the proposal. Accordingly, the Compensation Committee believes these results affirmed broad stockholder support of our approach to executive compensation and did not believe it was necessary to make any changes to the executive compensation program directly in response to the 2016 say-on-pay vote.

The Company actively engages in discussions with stockholders on an ongoing basis and values the feedback provided by its stockholders on a variety of corporate governance trends, including executive compensation. In particular, the Compensation Committee noted that certain stockholders expressed concerns with the Company's utilization of RTSR as the sole performance metric in the Fiscal 2016 LTIP ("2016 LTIP") design and Adjusted EPS as the sole performance metric in the Fiscal 2016 STIP ("2016 STIP") design. These stockholders indicated a preference for the utilization of multiple performance metrics with executive line of sight. The Compensation Committee believes that many of the structural changes to the Fiscal 2017 executive compensation program were responsive to the feedback provided by these stockholders. In particular, the Company utilized three performance metrics for the Fiscal 2017 2017 STIP ("2017 STIP") design and two performance metrics for the Fiscal 2017 LTIP ("2017 LTIP") design. The Compensation Committee intends to continue to consider the results of future say-on-pay votes as well as stockholder feedback when making future compensation decisions for the Named Executive Officers.

Elements of Our Compensation Program

The primary elements of our executive compensation program include base salary, short-term incentive and long-term incentive components, each of which is discussed in more detail below. The Compensation Committee routinely consults with an independent compensation consultant as to the amount and structure of all compensation elements. The Compensation Committee engaged Pearl Meyer as its independent compensation consultant for Fiscal 2017.

Beginning in Fiscal 2016, the Company began to shift its compensation philosophy to target the market median of the Compensation Peer Group and survey data for each element of executive compensation (including base salary, long-term incentive and short-term incentive) for each of the Named Executive Officers. The Compensation Committee expects this change to be relatively gradual over several fiscal years and may include base salary increases and long-term incentive opportunity decreases for certain of the Named Executive Officers.

Base Salaries

Competitive base compensation enables the Company to attract and retain key executive talent. Base salaries are intended to provide a competitive foundation and a fixed rate of pay for the work being performed by each executive officer sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our Named Executive Officers are designed to reflect each executive’s scope of responsibility and accountability with us, as well as the complexity of the applicable position. Annual cash compensation beyond base salary is at-risk and must be earned through achievement of pre-determined performance metrics established by the Compensation Committee. The proportion of annual cash target compensation designed to be delivered in base salary versus variable pay depends on the executive’s position and the ability of that position to influence overall Company performance. Furthermore, in setting base salaries, the Compensation Committee also considers the total compensation opportunity for each executive. On average, base salaries represented 34% of each Named Executive Officer's target total compensation for Fiscal 2017.

The Compensation Committee is responsible for setting the base salary of the Named Executive Officers. Base salary decisions with respect to the Named Executive Officers other than the Chief Executive Officer are approved by the Compensation Committee after considering the recommendations of the Chief Executive Officer. Base salaries are generally reviewed annually and adjusted from time to time to reflect individual responsibilities and performance, experience, inflation, peer group and market survey data, the Company's operating budget and competitiveness within the market for the individual executive's talent and services. The following table sets forth the base salaries in Fiscal 2017 as compared to the base salaries in Fiscal 2016:

Named Executive Officer	Fiscal 2017 Base Salary ($)(1)	Percent Change	Fiscal 2016 Base Salary ($)
Bruce A. Thames(2)	600,000	43%	420,000
Jay C. Peterson(3)	309,000	3%	300,000
Eric C. Reitler(3)	283,250	3%	275,000
Johannes (René) van der Salm(4)	275,000	15%	240,000

(1)	The Fiscal 2017 base salary for Mr. Thames was effective on April 1, 2016. The Fiscal 2017 base salaries for Messrs. Peterson, Reitler and van der Salm were effective in July 2016.

(2)
Mr. Thames was hired in Fiscal 2016 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Executive Officer, effective April 1, 2016. The Compensation Committee approved Mr. Thames' base salary increase after consultation with Pearl Meyer and following its review of survey data and the compensation of other chief executive officers in the Fiscal 2016 Compensation Peer Group. Mr. Thames' Fiscal 2017 base salary was near the 50th percentile of the Fiscal 2016 Compensation Peer Group and survey data.

(3)
The 3% salary increases for each of Messrs. Peterson and Reitler were recommended by Mr. Thames' and were consistent with the level of merit increases for the Company's employees, generally, during Fiscal 2017.

(4)
In consultation with Pearl Meyer, the Compensation Committee reviewed the compensation of similar executive roles in the Fiscal 2016 Compensation Peer Group as well as market survey data and determined that Mr. van der Salm's base salary was below the 50th percentile. Mr. Thames' recommended a 15% increase to Mr. van der Salm's base salary. The Compensation Committee evaluated Mr. van der Salm's significant contributions to the Company during his tenure and approved the recommended increase, which brought Mr. van der Salm's base salary near the 50th percentile of the Fiscal 2016 Compensation Peer Group.

Short-Term Incentives

Historically, we have provided our Named Executive Officers and other worldwide employees with the opportunity to earn annual cash incentives based on overall Company performance. We believe that short-term incentives help create a "pay for performance" culture by providing an opportunity to earn competitive compensation that is linked to our annual performance, as well as hold our executives and employees accountable and reward them based on actual business results. The executives' short-term incentive compensation is variable and earned only to the extent certain pre-determined performance metrics are met or exceeded. We believe that the structure of the executives' short-term incentive compensation motivates them to achieve pre-determined financial and operational goals. Consistent with this culture, target short-term incentive opportunities represent a significant portion of target total compensation. On average, target short-term incentive opportunities represented 29% of each Named Executive Officer's target total compensation for Fiscal 2017.

Under the 2017 STIP, each of the threshold, target and maximum opportunities for each Named Executive Officer was set as a percentage of base salary, as summarized in the table below. If the Company's performance does not meet or exceed the pre-determined threshold performance level, there is zero payout with respect to the applicable performance metric.

		STI Opportunity as a % of Base Salary
Named Executive Officer	Base Salary (1)($)	Threshold	Target	Maximum
Bruce A. Thames	600,000	50%	100%	200%
Jay C. Peterson	300,000	37.5%	75%	150%
Eric C. Reitler	275,000	37.5%	75%	150%
Johannes (René) van der Salm	240,000	37.5%	75%	150%

(1)    The base salaries utilized for purposes of the 2017 STIP were the base salaries in effect on April 1, 2016.

In May 2016, the Compensation Committee established revenue, Adjusted EBITDA and safety as the performance metrics for the 2017 STIP to incentivize management to focus on meeting its revenue and profitability objectives in a difficult macroeconomic environment, as well as a continued emphasis on safety performance. This was a shift from the utilization of a single performance metric for the 2016 STIP. The following table and footnotes provide additional detail on the 2017 STIP performance metrics, including the pre-determined threshold, target, and maximum performance levels and the Company's actual performance in Fiscal 2017.

		Fiscal 2017 Performance Levels
Performance Metric	Weight	Threshold	Target	Maximum	Fiscal 2017 Actual Performance
Revenue(1)	30%	$264.0	$293.2	$322.6	$265.4
Adjusted EBITDA(2)	60%	$57.7	$64.1	$70.5	$43.3
Safety(3)	10%	75.0	87.5	95.0	95.0

(1)	Performance levels in millions. For purposes of the 2017 STIP, "revenue" is defined as the Company's GAAP revenue, measured on a constant currency basis.

(2)
Performance levels in millions. For purposes of the 2017 STIP, "Adjusted EBITDA" is defined as the Company's GAAP net income plus: (i) net interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; (iv) stock-based compensation expense;and (v) income (loss) attributable to non-controlling interests; measured on a constant currency basis.

(3)
For purposes of the 2017 STIP, "safety" represents the attainment of specified safety metrics. The Company designed an internal database called "HEATS" to effectively track workplace incidents, near-misses and potential hazards in the workplace. The safety metric is structured such that the Company earns points towards a composite score in four different categories: (i) total recordable incident rate ("TRIR"), weighted 20%; (ii) lost time incident rate ("LTIR"), weighted 20%; (iii) near-miss / hazard identification reports, weighted 20%; and (iv) effective case management (consisting of timeliness of incident report by employee, timeliness of entry of applicable detail into HEATS system, completion of root cause incident report and the existence of prior similar incidents), weighted 40%. The TRIR and LTIR metrics are designed to measure the frequency and severity of incidents and to reward the achievement of excellent safety results. The near-miss and hazard identification metric creates a proactive focus on prevention by encouraging all employees to report near-misses and potentially unsafe working conditions. The case management metric measures the Company's ability to react to incidents when they occur and is designed to ensure that employees timely report the occurrence of workplace incidents and that appropriate steps are taken to prevent the recurrence of a similar event in the future.

At the time the 2017 STIP performance metrics and requisite performance goals were established, the Compensation Committee believed that they were robust and would require a significant amount of effort by the Named Executive Officers, but that the performance goals were also reasonable and achievable. As the fiscal year progressed, the industry and macroeconomic conditions became even more challenging and the Company missed its Fiscal 2017 Adjusted EBITDA goals, particularly in the United

States and Canada. Accordingly, the Named Executive Officers did not receive a payout under the 2017 STIP related to the Company's Adjusted EBITDA performance. However, the Named Executive Officers were able to lead the Company in driving revenue results that met the threshold performance level in difficult industry conditions, as well as maintain the Company's focus on safety performance. Based on the Company's Fiscal 2017 performance, each of the Named Executive Officers earned 35.9% of his respective target 2017 STIP opportunity, as detailed in the table below:

Named Executive Officer	Target STI	% STI Earned	Fiscal 2017 STI Actual Payout
Bruce A. Thames	600,000	35.9%	215,446
Jay C. Peterson	225,000	35.9%	80,792
Eric C. Reitler	206,250	35.9%	74,059
Johannes (René) van der Salm	180,000	35.9%	64,634

Long-Term Incentives

The Amended and Restated Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan is designed to: (i) provide our officers, employees, non-employee directors and consultants with added incentives to remain employed by or perform services for us; (ii) align the long-term financial interests of our employees with those of our stockholders; (iii) build an ownership mentality among our Named Executive Officers and key employees; and (iv) motivate the Named Executive Officers to achieve pre-determined financial and operational goals. In Fiscal 2017, the Named Executive Officers received a mix of time-based and performance-based long-term incentive awards. On average, target long-term incentive opportunities represented 36% of each Named Executive Officer's target total compensation for Fiscal 2017.

Based on the advice of Pearl Meyer and the Company's Fiscal 2017 operating budget, effective May 20, 2016 (the "Grant Date"), the Compensation Committee approved equity awards to each of the Named Executive Officers in the form of RSUs and PSUs, as detailed in the table below. The Compensation Committee continues to believe that a mixture of time-based RSUs and PSUs best achieves the compensation objectives discussed above. For Fiscal 2017, the Compensation Committee shifted the structure of the LTIP awards to utilize two separate performance metrics for the PSU awards: cumulative Adjusted EBITDA and RTSR. Historically, the Company utilized RTSR as the sole performance metric for PSU awards. In addition, for Fiscal 2017, 60% of the aggregate grant date fair value of equity awards was tied to performance-based vesting conditions.

Named Executive Officer	Grant Date	Aggregate Grant Date Fair Value ("GDFV") ($)(1)	Time-Based RSUs (#)(2)	Adj. EBITDA PSUs (Target Shares) (#)(3)	RTSR PSUs (Target Shares) (#)(4)
			(40% of Total GDFV)	(40% of Total GDFV)	(20% of Total GDFV)
Bruce A. Thames	5/20/2016	600,000	12,938	12,938	6,057
Jay C. Peterson(5)	5/20/2016	300,000	6,469	6,469	3,028
Eric C. Reitler	5/20/2016	300,000	6,469	6,469	3,028
Johannes (René) van der Salm(5)	5/20/2016	300,000	6,469	6,469	3,028

(1)
The Compensation Committee approved Fiscal 2017 equity awards with an aggregate GDFV as set forth in this column for purposes of determining the number of shares subject to each award, with 40% in the form of time-based RSUs, 40% in the form of PSUs with cumulative Adjusted EBITDA as the performance-based vesting condition ("Adjusted EBITDA PSU") and 20% in the form of PSUs with RTSR as the market-based vesting condition ("RTSR PSU").

(2)
The number of time-based RSUs subject to each RSU award was calculated as 40% of the aggregate GDFV divided by $18.55, which was the market closing price per share of the Company's common stock as reported on the NYSE on the Grant Date. The RSUs awarded to the Named Executive Officers will vest in three equal annual installments, beginning on the first anniversary of the Grant Date, subject to the Named Executive Officer's continued employment.

(3)
The target shares subject to each Adjusted EBITDA PSU award was calculated as 40% of the aggregate GDFV divided by $18.55, which was the market closing price per share of the Company's common stock as reported on the NYSE on the Grant Date. The actual stock-based compensation expense that the Company recognizes may vary depending on the Company's actual performance. For additional details, please see Note 1 to the Fiscal 2017 Summary Compensation

Table and Note 13 to the consolidated financial statements included in our 2017 Annual Report. The awards are subject to a single three-year performance period ending on March 31, 2019.

(4)
The target shares subject to each RTSR PSU award was calculated as 20% of the aggregate GDFV divided by $19.81, which was the value per share based on the probable outcome of the market-based performance condition and the application of a Monte Carlo simulation model. For additional details, please see Note 1 to the Fiscal 2017 Summary Compensation Table and Note 13 to the consolidated financial statements included in our 2017 Annual Report. The awards are subject to a single three-year performance period ending on March 31, 2019.

(5)
The Compensation Committee reduced the aggregate GDFV of equity awards from $325,000 in Fiscal 2016 to $300,000 in Fiscal 2017 for each of Messrs. Peterson and van der Salm. Historically, the long-term incentive opportunity for each had been above the market median.

Cumulative Adjusted EBITDA PSUs

The Compensation Committee introduced cumulative Adjusted EBITDA as a performance metric for the Fiscal 2017 long-term incentive program with a weight of 40% of the aggregate GDFV of equity awards. Adjusted EBITDA was used in both the short-term and long-term incentive programs in recognition that this measure is viewed as a core driver of the Company’s performance and stockholder value creation. The Compensation Committee believes that the use of Adjusted EBITDA provides a strong incentive for sustained results over the long-term. In designing the Company’s executive compensation program, the Compensation Committee supplemented Adjusted EBITDA with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons. In addition, the Adjusted EBITDA goal in the long-term incentive plan is a cumulative metric designed to drive Adjusted EBITDA results over the three-year performance period beginning April 1, 2016 and ending March 31, 2019, as described further below; whereas the Adjusted EBITDA goal in the short-term incentive program is a one-year goal tied to the Company's operating budget.

For purposes of the Fiscal 2017 equity awards, "Adjusted EBITDA" is defined as the Company's GAAP net income plus: (i) net interest expense; (ii) income tax expense; (iii) depreciation and amortization expense; (iv) stock-based compensation expense; (v) income (loss) attributable to non-controlling interests; (vi) equity and/or debt related transaction expenses; (vii) certain merger or acquisition related adjustments; (viii) certain restructuring, severance or other similar expenses; (ix) goodwill impairment charges; and (x) certain executive and/or non-employee director succession planning expenses (to the extent not included in the Company's operating budget).

Cumulative Adjusted EBITDA is calculated as the sum of Company's Adjusted EBITDA performance for each of Fiscal 2017, Fiscal 2018 and Fiscal 2019, with the performance levels as set forth in the table below. At the time the Adjusted EBITDA PSU performance goals were established, the Compensation Committee believed that they were robust and would require a significant amount of effort by the Named Executive Officers, but that the performance goals were also reasonable and achievable. For Fiscal 2017, the Company generated $43.3 million in Adjusted EBITDA.

Performance Level	Payout(1)
Threshold	50% of target shares
Target	100% of target shares
Maximum	200% of target shares

(1)
The applicable payout, if any, will be interpolated on a straight-line basis if the Company's cumulative Adjusted EBITDA performance falls between the threshold and target or target and maximum performance levels. Zero shares will be paid out for performance below the threshold level.

RTSR PSUs

The Compensation Committee selected RTSR as a performance metric because it strives to reward long-term, sustainable growth and stockholder value creation. The Compensation Committee believes that total shareholder return ("TSR") reflects the extent to which stockholders and the market consider that the Company's strategy is appropriate and is being implemented and articulated by the Named Executive Officers. However, the Compensation Committee also recognizes that TSR lacks executive line of sight due to many factors being out of the executive's control, including various macroeconomic and political conditions and the performance of the other companies in the peer group. Therefore, the Compensation Committee, in consultation with Pearl Meyer, reduced the overall weight of the RTSR PSUs from 66.7% of the aggregate GDFV of equity awards in Fiscal 2016 to 20% in Fiscal 2017.

For Fiscal 2017, the performance metric was established as the Company's TSR relative to the following group of companies (the "RTSR Peer Group") during the performance period beginning on May 20, 2016 and ending on March 31, 2019. These companies were selected following a review of the applicable industries served, types of products or services provided, international nature of their business as well as correlation to the Company's stock price movements. In the event of the bankruptcy of a company included in the RTSR Peer Group during the performance period, such company will remain in the RTSR Peer Group with a TSR of negative 100%.

Ametek Inc.	Colfax Corporation	Flowserve Corp.	Jacobs Engineering Group Inc.
Aspen Aerogels, Inc.	Dover Corporation	Fluor Corporation	Pentair plc
Chicago Bridge & Iron Company N.V.	Emerson Electric Co.	Graham Corporation	Quanta Services, Inc.
CIRCOR International, Inc.	Flotek Industries Inc.	ITT Corporation	Team, Inc.

For purposes of the RTSR PSUs, the "Closing Price" will be determined using the market closing price per share of stock as reported on the NYSE, adjusted for stock splits, cash dividends, rights offerings and spin-offs. The TSR for the Company and each entity included in the RTSR Peer Group will be calculated by using the 20 consecutive trading day average Closing Price prior to the first date of the performance period versus the 20 trading day average Closing Price ending on the last day of the performance period.

The TSR of each company included in the RTSR Peer Group will be calculated and ranked from highest to lowest (the "Ranked RTSR Peer Group"). The Company's TSR for the performance period will then be compared to the Ranked RTSR Peer Group and the number of shares actually earned in settlement of the award will be calculated in accordance with the following table:

Level	Payout(1)	RTSR Rank
Zero Payout	0% of Target Shares	Below 50th Percentile
Target	100% of Target Shares	50th Percentile
Maximum	200% of Target Shares	100th Percentile

(1)
Actual performance is pro-rated in between the target and maximum performance levels. If the Company's TSR during the performance period is below the target performance level, the participant will not earn any shares with respect to the Fiscal 2017 RTSR PSUs. If the Company's TSR during the performance period is negative, the payout will not exceed the target level (100%).

Long-Term Incentives From Prior Years

On May 18, 2017, the Compensation Committee reviewed the Company's TSR performance and the TSR performance of each of the entities in the peer group for the performance period ended March 31, 2017 for the Fiscal 2015 PSUs. The threshold performance level for the Fiscal 2015 PSUs was below the 50th percentile of the companies included in the S&P Small Cap 600—Industrials Sector Index on the grant date. The award agreements provided that the participant would earn zero shares for performance below the 50th percentile. Therefore, the Company did not issue any shares in settlement of the Fiscal 2015 PSUs based on performance at the 14th percentile, as summarized in the table below.

Named Executive Officer	Grant Date	Performance Period	Target Shares	Company's TSR	Percentile Rank	Shares Earned Based on RTSR Rank	Payout (as a % of Target Shares)
Jay C. Peterson	7/31/2014	July 31, 2014 - March 31, 2017	8,480	(19.3)%	(65 out of 75) 14th percentile	—	—%
Eric C. Reitler	7/31/2014	July 31, 2014 - March 31, 2017	2,609	(19.3)%	(65 out of 75) 14th percentile	—	—%
Johannes (René) van der Salm	7/31/2014	July 31, 2014 - March 31, 2017	8,480	(19.3)%	(65 out of 75) 14th percentile	—	—%

Employee Benefits and Perquisites

We offer a limited amount of annual perquisites and other personal benefits to our Named Executive Officers. The Compensation Committee believes that these perquisites and benefits are reasonable and consistent with prevailing market practices and the Company’s overall compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. Each Named Executive Officer is eligible to participate in our employee benefit plans (including 401(k) retirement savings and medical, dental and life insurance benefits) on the same basis as our other full-time eligible employees located in the United States.

In addition, the Company adopted a non-qualified deferred compensation program (the "NQDCP") in June 2016 under which designated eligible participants may elect to defer base salary, short-term incentive payments, non-employee director fees and other cash or equity-based compensation. Eligible participants include the Company's non-employee directors and a select group of management, including the Named Executive Officers and other employees of the Company and its participating subsidiary and affiliate companies that meet certain compensation requirements. The primary purpose for the adoption of the NQDCP was to provide eligible employees with a mechanism with the option to defer additional compensation for tax planning purposes. See the section entitled "Compensation Discussion and Analysis—Nonqualified Deferred Compensation" below for additional information on the NQDCP.

In connection with the negotiation of Mr. Thames' employment agreement, the Company agreed to reimburse Mr. Thames for reasonable moving expenses associated with the relocation of him and his family to the Central Texas area from Tulsa, Oklahoma. Certain of those moving expenses were paid in Fiscal 2016, with the remaining expenses being paid in Fiscal 2017 following the sale of his prior home in Oklahoma. Under the terms of his employment agreement, the reimbursable relocation expense was subject to a $100,000 cap, with an increase in such cap subject to prior approval. On May 18, 2016, the Compensation Committee approved a $50,000 increase in Mr. Thames' relocation expense allowance.

Executive Compensation Process

Role of the Compensation Committee and the Chief Executive Officer

The Compensation Committee, consisting entirely of independent directors, approves all compensation for the Named Executive Officers. Each year, the Compensation Committee conducts an evaluation of the Company's executive compensation practices to determine if any changes may be appropriate. During this process, the Compensation Committee may consult with Pearl Meyer and management; however, the Compensation Committee uses its own judgment in making final decisions regarding the compensation paid to the Named Executive Officers.

The Compensation Committee also conducts an annual performance evaluation of the Chief Executive Officer to determine if any changes in his compensation may be appropriate after considering factors such as the Company’s performance and stockholder return, the compensation received by chief executive officers at comparable companies, current market trends and best practices as well as historical compensation levels.

At the Compensation Committee’s request, the Chief Executive Officer conducts a performance evaluation of each of the other Named Executive Officers and reviews the results with the Compensation Committee to assist it in determining whether changes in their compensation may be appropriate. The Compensation Committee gives considerable weight to the Chief Executive Officer’s evaluation of the other Named Executive Officers because of his direct knowledge of each executive officer’s performance and contributions. While Mr. Thames provides input with respect to the other Named Executive Officers, Mr. Thames did not participate in the Compensation Committee's deliberations or decisions with regard to his own compensation.

Role of Outside Advisors

The Compensation Committee selects and retains the services of its own independent compensation consultant on an annual basis. The Compensation Committee engaged Pearl Meyer to assist in evaluating Fiscal 2017 executive compensation decisions. As an independent compensation advisor, Pearl Meyer provides an additional objective perspective as to the reasonableness of our executive compensation program and practices and its effectiveness in supporting our business and compensation objectives. During Fiscal 2017, Pearl Meyer participated in Compensation Committee meetings and advised the Compensation Committee with respect to compensation trends and market practices, incentive plan design and competitive pay levels. While Pearl Meyer consulted with management in performing work requested by the Compensation Committee, it did not perform any separate services for management.

As part of its annual review process, the Compensation Committee considered the independence of Pearl Meyer in light of the SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing the independence of Pearl Meyer as well as the senior advisor involved in the engagement, including the following factors: (i) other services provided to us by Pearl Meyer; (ii) fees paid by us as a percentage of Pearl Meyer's total revenue; (iii) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (v) any Company stock owned by the senior advisor; and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer's senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help maintain objectivity:

•	The advisor reports directly to the Compensation Committee or, in the case of matters relating to director compensation, to the N&CG Committee;

•	Only the Compensation Committee or the N&CG Committee has the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

•	The advisor meets as needed with the Compensation Committee, without the presence of management.

Peer Companies

Establishing a peer group to use to evaluate compensation decisions is difficult because we operate in a specialized industry in which there are few direct peers. In determining the peer group, the Compensation Committee selected publicly traded companies in the same or similar industries that, in its view, compete with the Company for talent and have revenue, assets, market capitalization and enterprise value that are generally comparable to the Company (the "Fiscal 2016 Compensation Peer Group").

Fiscal 2016 Compensation Peer Group
AAON, Inc.	ESCO Technologies Inc.	Methode Electronics, Inc.
Advanced Energy Industries, Inc.	Flotek Industries, Inc.	Powell Industries, Inc.
Ampco-Pittsburgh Corporation	Graham Corporation	Vicor Corporation
AZZ Incorporated	The Gorman-Rupp Co

In July 2016, the Compensation Committee completed a routine review of the Compensation Peer Group and determined that a number of companies had been acquired or experienced revenue growth or decline that made them too large or too small to continue to be included going forward. In consultation with Pearl Meyer, the Compensation Committee established the following peer group to be used for future executive compensation benchmarking (the "Fiscal 2017 Compensation Peer Group").

Fiscal 2017 Compensation Peer Group
AAON, Inc.	Aspen Aerogels, Inc.	Dynamic Materials Corp.	Hurco Companies Inc.
Advanced Energy Industries, Inc.	Badger Meter Inc.	ESCO Technologies	Lydall, Inc.
Allied Motion Technologies Inc.	Brooks Automation, Inc.	Flotek Industries Inc.	MFRI, Inc.
Ampco-Pittsburgh Corporation	Cohu, Inc.	Gorman-Rupp Co	Powell Industries, Inc.

Market Comparison

The Compensation Committee requested Pearl Meyer to provide a full benchmarking analysis with respect to each Named Executive Officer position in May 2015, which included market pay practices from the Fiscal 2016 Compensation Peer Group and published survey data. The same analysis was used in making Fiscal 2017 executive compensation decisions. Market pay practices were based on peer group proxy data and published survey data from proprietary general industry executive compensation databases, each when available for the relevant position being benchmarked. When both peer group proxy data and industry survey data are available for the relevant position being benchmarked, Pearl Meyer assigned a weighting of 70% to the peer group data and 30% to the survey data. Additionally, Pearl Meyer provides ongoing qualitative feedback to the Compensation Committee regarding the competitiveness and reasonableness of all elements of the executive compensation program on a regular basis.

The Compensation Committee continues to believe that compensation decisions are complex and the factors that influence the amount of compensation should include the nature and responsibility of the position, market competition for the position, an individual’s experience and past performance and specialized skills, abilities and contributions, tenure with the Company, time and experience in the position and associated institutional knowledge, long-term potential with the Company, Company performance (including past and future performance objectives) as well as peer compensation levels and compensation received from prior employers. Therefore, the compensation of certain Named Executive Officers may continue to be compensated at a level above or below the market median.

Stock Ownership Guidelines (Executive Officers)

Our Board has adopted stock ownership guidelines for all of our Named Executive Officers and delegated oversight of the guidelines to the Compensation Committee. The ownership threshold for the Chief Executive Officer is five times annual base salary. The ownership threshold for all other Named Executive Officers is two times annual base salary. Each Named Executive Officer is required to meet such minimum guidelines within five years after appointment to a covered position.

As of the Record Date, (i) Messrs. Peterson and van der Salm each met his requisite stock ownership guideline and (ii) each of Messrs. Reitler and Thames is within the initial five-year period from the date of his respective appointment.

In measuring stock ownership, the Compensation Committee will consider all shares beneficially owned as well as vested but unexercised stock options. For vested but unexercised stock options, the value counting toward the individual's threshold will be determined based on the excess of the market value of the stock over the exercise price of the stock option. Unvested equity awards are not considered in calculating each individual's stock ownership for purposes of the stock ownership guidelines.

Each individual subject to the stock ownership guidelines must meet or exceed his or her requisite threshold immediately prior to any disposition of shares or share equivalents obtained through an equity grant (other than shares used to pay applicable withholding taxes and the exercise price of stock options). The 100% retention requirement applies during any time period during which the individual’s stock ownership threshold has not been achieved, including during the initial five-year period. If a Named Executive Officer does not meet the requisite threshold or demonstrate sustained progress toward meeting the threshold, the Compensation Committee has discretion to reduce future long-term incentive grants or pay future cash compensation in the form of equity. For information on the stock ownership guidelines for the Company's non-employee directors, see the section entitled "Fiscal 2017 Director Compensation—Stock Ownership Guidelines (Non-Employee Directors)."

Certain Transactions in Company Securities

Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security. Further, the policy prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Fiscal 2017 Employment Agreement - Thames

Mr. Thames entered into a new employment agreement with the Company in connection with his appointment to the position of President and Chief Executive Officer on April 1, 2016, the material terms of which are as follows: (i) a two-year term beginning on April 1, 2016 and ending on March 31, 2018, automatically renewing for subsequent one-year renewal terms unless sooner terminated by the Company or Mr. Thames in accordance with the agreement; (ii) a base salary not to be reduced below $600,000; (iii) an annual performance-based bonus with a target equal to at least 100% of his then-current base salary if certain annual performance-based targets are met; (iv) annual equity awards pursuant to the Company's long-term incentive program, with an aggregate target grant date fair value of not less than 100% of his then-current base salary; and (v) certain termination and change of control benefits, as described in the Potential Payments Upon Termination or Change in Control" section below. In addition, on May 18, 2016, the Compensation Committee approved a $50,000 increase to the aggregate relocation allowance provided in Mr. Thames' previous employment contract. The terms of Mr. Thames' employment agreement were determined based on negotiations between the parties after considering pay practices among the Fiscal 2016 Compensation Peer Group, survey data for similar roles, Mr. Thames' compensation levels at his prior employer, Mr. Thames performance since he was initially hired as Chief Operating Officer in April 2015, the advice of Pearl Meyer and the permanent relocation of Mr. Thames and his family from Oklahoma to the Central Texas area.

FISCAL 2017 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation we paid to each Named Executive Officer for Fiscal 2017, and, to the extent required by SEC executive compensation disclosure rules, Fiscal 2016 and Fiscal 2015. In Fiscal 2017, our Named Executive Officers were our Chief Executive Officer, Chief Financial Officer and our two other most highly compensated executives serving as Named Executive Officers as of March 31, 2017.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)(4)	Total ($)
Bruce A. Thames	2017	600,000	—	599,989	—	215,446	—	42,118	1,457,553
President and Chief Executive Officer	2016	379,615	437,000	839,987	—	—	—	79,952	1,736,554
(principal executive officer)	2015	—	—	—	—	—	—	—	—

Jay C. Peterson	2017	305,885	—	299,985	—	80,792	—	9,030	695,692
Chief Financial Officer	2016	279,938	—	324,978	—	—	—	9,030	613,946
(principal financial officer)	2015	262,848	—	325,009	—	309,000	—	8,234	905,091

Eric C. Reitler	2017	280,394	—	299,985	—	74,059	—	9,030	663,468
Senior Vice President, Global Sales	2016	274,058	—	299,987	—	—	—	1,080	575,125
	2015	—	—	—	—	—	—	—	—

Johannes (René) van der Salm	2017	262,885	—	299,985	—	64,634	—	8,737	636,241
Senior Vice President, Global Operations	2016	229,298	—	324,978	—	—	—	8,989	563,265
	2015	219,465	—	325,009	—	258,000	—	8,757	811,231

(1)
The amounts reported in this column for Fiscal 2017 represent the aggregate grant date fair value of the RSUs and PSUs computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The Fiscal 2017 stock awards were structured in three parts: (i) time-based RSUs; (ii) PSUs with RTSR as the market-based vesting condition; and (iii) PSUs with Adjusted EBITDA as the performance-based vesting condition.

(a)	The estimated fair value of the RSUs was $18.55 per share, which was the market closing price of our common stock as reported by the NYSE on the May 20, 2016 grant date.

(b)
The estimated fair value of the RTSR PSUs was $19.81 per share, which was calculated based on the probable outcome of the market-based performance condition and the application of a Monte Carlo simulation model. The PSUs will vest if the TSR performance of the Company's common stock meets or exceeds the predetermined target or maximum performance levels as compared to the RTSR Peer Group over the three-

year performance period. The grant date fair value of the PSUs does not correspond to the actual value that may be recognized by each Named Executive Officer with respect to these awards, which may be higher or lower based on a number of factors, including the Company's performance, the performance of the RTSR Peer Group and stock price fluctuations. Under FASB ASC Topic 718, the vesting condition related to these PSUs is a market condition and not a performance condition and the stock-based compensation expense that the Company expects to realize is fixed. Accordingly, there is not a grant date fair value below or in excess of the amounts reflected in the table above that could be calculated and disclosed based on achievement of market conditions. For a discussion of the assumptions and methodologies used to value the awards, please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentives" above and the discussion of equity awards contained in Note 13 to the consolidated financial statements included in our 2017 Annual Report.

(c)
The estimated fair value of the Adjusted EBITDA PSUs was $18.55 per share, which was the market closing price of our common stock as reported by the NYSE on the May 20, 2016 grant date and calculated based on the probable satisfaction of the performance-based vesting condition as of the grant date. Assuming the highest level of performance is achieved for the Adjusted EBITDA PSUs, the maximum grant date fair value would be $240,000 for Mr. Thames and $120,000 for each of Messrs. Peterson, Reitler and van der Salm. For a discussion of the assumptions and methodologies used to value the awards, please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentives" above and the discussion of equity awards contained in Note 13 to the consolidated financial statements included in our 2017 Annual Report.

(2)
The amounts reported in this column for Fiscal 2017 performance represent annual cash compensation earned under the 2017 STIP based on Fiscal 2017 performance and were paid in June 2017. Please see "Compensation Discussion and Analysis—Elements of Our Compensation Program—Short-Term Incentives" for further information.

(3)	Amounts reported in this column for Fiscal 2017 are described in more detail in the following table:

Name	Company Contribution to 401(k) ($)	Group Life Insurance ($)	Relocation Expenses ($)(a)	All Other Compensation Total ($)
Bruce A. Thames	7,950	1,080	42,118	51,148
Jay C. Peterson	7,950	1,080	—	9,030
Eric C. Reitler	7,950	1,080	—	9,030
Johannes (René) van der Salm	7,698	1,039	—	8,737

(a)
Mr. Thames' employment agreement, negotiated in connection with his hiring, included a provision requiring the Company to reimburse him for reasonable expenses incurred in connection with his relocation from Tulsa, Oklahoma to the Central Texas area as well as expenses associated with the sale of his current home, temporary living expenses, up to 2% of the purchase price for closing and other costs associated with the purchase of a new home and tax reimbursements for such relocation expenses. The amount included in this column represents the portion of the relocation expenses incurred in Fiscal 2017, including a tax reimbursement of $21,764.08. The Company valued these benefits based on the actual cost reimbursed to Mr. Thames upon presentation of required documentation of the expenses.

FISCAL 2017 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our Named Executive Officers in Fiscal 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Bruce A. Thames	—	300,000	600,000	1,200,000	—	—	—	—	—
	5/20/2016	—	—	—	6,469	12,938	25,876	—	240,000
	5/20/2016	—	—	—	6,057	6,057	12,114	—	119,989
	5/20/2016	—	—	—	—	—	—	12,938	240,000

Jay C. Peterson	—	112,500	225,000	450,000	—	—	—	—	—
	5/20/2016	—	—	—	3,235	6,469	12,938	—	120,000
	5/20/2016	—	—	—	3,028	3,028	6,056	—	59,985
	5/20/2016	—	—	—	—	—	—	6,469	120,000

Eric C. Reitler	—	103,125	206,250	412,500	—	—	—	—	—
	5/20/2016	—	—	—	3,235	6,469	12,938	—	120,000
	5/20/2016	—	—	—	3,028	3,028	6,056	—	59,985
	5/20/2016	—	—	—	—	—	—	6,469	120,000

Johannes (René) van der Salm	—	90,000	180,000	360,000	—	—	—	—	—
	5/20/2016	—	—	—	3,235	6,469	12,938	—	120,000
	5/20/2016	—	—	—	3,028	3,028	6,056	—	59,985
	5/20/2016	—	—	—	—	—	—	6,469	120,000

(1)
The amounts reported in this column represent the threshold, target and maximum incentive opportunities for the 2017 STIP. As noted in the CD&A, based on Fiscal 2017 performance, each of the Named Executive Officers received 35.9% of his target opportunity under the 2017 STIP. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Short-Term Incentives" for further information.

(2)
The number of shares reported in this column represent the PSUs (a) subject to an Adjusted EBITDA performance-based vesting condition and (b) subject to a RTSR market-based vesting condition granted to each Named Executive Officer under the LTIP on May 20, 2016. These PSUs are scheduled to vest on March 31, 2019, subject to the achievement of the underlying performance conditions and the Named Executive Officer's continued employment through the end of the performance period. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentives" for additional information.

(3)
The number of shares reported in this column represent the RSUs granted to each Named Executive Officer under the LTIP on May 20, 2016. The RSUs will vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to the Named Executive Officer's continued employment through the applicable vesting date. See "Compensation Discussion and Analysis—Elements of Our Compensation Program—Long-Term Incentives" for additional information.

(4)
For a discussion of the assumptions and methodologies used to calculate the grant date fair values presented in this column, please see Note 1 to the Fiscal 2017 Summary Compensation Table above and Note 13 to the consolidated financial statements included in our 2017 Annual Report.

Narrative Disclosure to Fiscal 2017 Summary Compensation Table and Fiscal 2017 Grants of Plan-Based Awards Table

Description of Employment Agreements

Mr. Thames

Mr. Thames joined the Company on April 27, 2015 as Executive Vice President and Chief Operating Officer and entered into an employment agreement at the time with an initial two-year term beginning on April 27, 2015. The employment agreement provided for, among other items: (i) an annual performance-based bonus with a target equal to 100% of his then-current base salary if certain annual performance-based targets were met; (ii) eligibility to receive annual equity awards pursuant to the Company's long-term incentive program, with an aggregate target grant date fair value equal to 100% of his then-current base salary; (iii) a one-time new hire cash payment in the amount of $200,000 paid upon the commencement of his employment; (vi) a one-time new hire equity award consisting of RSUs with a grant date fair value equal to $420,000, which vested in full on the first anniversary of his employment; and (v) reimbursement for reasonable moving expenses associated with his relocation to the Central Texas area in accordance with the Company's standard relocation policy, as well as expenses associated with the sale of his current home, up to 2% of the purchase price for closing and other costs associated with the purchase of a new home and tax reimbursements for such relocation expenses (the total amount of reimbursable relocation expenses not to exceed $100,000 without prior approval). On May 18, 2016, the Compensation Committee approved a $50,000 increase to Mr. Thames' aggregate relocation allowance.

In connection with his promotion to President and Chief Executive Officer, Mr. Thames entered into a new employment agreement with the Company on May 9, 2016, the material terms of which are as follows: (i) a two-year term beginning on April 1, 2016 and ending on March 31, 2018, automatically renewing for subsequent one-year renewal terms unless sooner terminated by the Company or Mr. Thames in accordance with the agreement; (ii) a base salary not to be reduced below $600,000; (iii) Mr. Thames is eligible to receive an annual performance-based bonus with a target equal to 100% of his then-current base salary if certain annual performance-based targets are met; (iv) Mr. Thames is eligible to receive annual equity awards pursuant to the Company's long-term incentive program, with an aggregate target grant date fair value greater than or equal to 100% of his then-current base salary; (v) certain restrictive covenants, including prohibiting Mr. Thames from competing with us during his employment and for a specified period thereafter; and (vi) certain termination and change of control benefits, as described in the Potential Payments Upon Termination or Change in Control" section below.

Messrs. Peterson and van der Salm

The Company entered into employment agreements with Messrs. Peterson and van der Salm on May 1, 2014. The material terms of each employment agreement are as follows: (i) an initial term beginning May 1, 2014 and ending March 31, 2015, automatically renewing for subsequent one-year renewal terms unless the executive or the Company provides notice of non-renewal of the agreement at least thirty days prior to the expiration of the initial term or any subsequent renewal term; (ii) an initial base salary not to be reduced below $257,500 and $215,000 for Messrs. Peterson and van der Salm, respectively; (iii) each is eligible to receive an annual performance-based bonus if certain annual performance-based targets are met; (iv) each employment agreement contains certain restrictive covenants, including prohibiting the Named Executive Officer from competing with us during his employment and for a period of one year thereafter; and (v) certain termination and change of control benefits, as described in the "Potential Payments Upon Termination or Change in Control" section below. The Company did not make any changes to the employment agreements with Mr. Peterson or Mr. van der Salm for Fiscal 2017.

Mr. Reitler

Mr. Reitler was promoted to the position of Senior Vice President, Global Sales, effective April 1, 2015. The terms and conditions of his offer letter dated August 22, 2013 were valid for three years and expired on August 22, 2016. Mr. Reitler is currently employed "at will" and is not party to an employment agreement with the Company.

Outstanding Equity Awards at Fiscal 2017 Year-End

The following table provides information regarding the outstanding equity awards held by each Named Executive Officer as of March 31, 2017.

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Bruce A. Thames	—	—	—	—	16,795	350,008	24,202	504,370

Jay C. Peterson	2,000	—	12.00	5/4/2021	10,935	227,885	15,298	318,810

Eric C. Reitler	500	—	12.00	5/4/2021	9,680	201,731	14,603	304,327
	418	140	21.52	8/2/2022	—	—	—	—

Johannes (René) van der Salm	5,000	—	12.00	5/4/2021	10,935	227,885	15,298	318,810

(1)	Mr. Reitler's stock options will vest on August 2, 2017.

(2)
Represents (i) 1,482, 456 and 1,482 unvested RSUs granted on July 31, 2014 vesting July 31, 2017 to each of Messrs. Peterson, Reitler and van der Salm, respectively; (ii) 3,892, 2,984, 2,755 and 2,984 unvested RSUs granted on July 30, 2015 vesting in equal annual installments on July 30, 2017 and 2018 to each of Messrs. Thames, Peterson, Reitler and van der Salm, respectively; and (iii) 12,938, 6,469, 6,469, and 6,469 unvested RSUs granted on May 20, 2016 vesting in equal annual installments on May 20, 2017, 2018 and 2019 to each of Messrs. Thames, Peterson, Reitler and van der Salm, respectively.

(3)	The market value was calculated based on a market closing price of $20.84 per share of our common stock as reported on the NYSE on March 31, 2017.

(4)
Represents (i) 11,676, 9,035, 8,340, and 9,035 unvested PSUs granted on July 30, 2015 vesting on March 31, 2018 to each of Messrs. Thames, Peterson, Reitler and van der Salm, respectively, and (ii) 12,526, 6,263, 6,263, and 6,263 unvested PSUs granted on May 20, 2016 vesting on March 31, 2019 to each of Messrs. Thames, Peterson, Reitler and van der Salm, respectively. In accordance with the SEC executive compensation disclosure rules, the amounts reported in these columns are based on achieving the threshold performance goals. The actual number of shares that may be earned in settlement of the PSUs will be determined on actual Company performance and may be higher or lower than the number of shares reported in this column.

Fiscal 2017 Option Exercises and Stock Vested

The following table sets forth information regarding the vesting of RSUs and PSUs held by the Named Executive Officers during Fiscal 2017. None of the Named Executive Officers exercised stock options during Fiscal 2017 and the PSUs that were scheduled to vest during Fiscal 2017 did not vest based on performance.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Bruce A. Thames	—	—	19,428	373,899
Jay C. Peterson	—	—	5,670	113,837
Eric C. Reitler	—	—	3,278	64,567
Johannes (René) van der Salm	—	—	5,670	113,837

(1)
Represents (i) 2,697, 249 and 2,697 RSUs awarded on August 1, 2013 to each of Messrs. Peterson, Reitler and van der Salm, respectively, that vested on August 1, 2016; (iii) 1,196 RSUs awarded on September 3, 2013 to Mr. Reitler that vested on September 3, 2016; (iv) 1,481, 456 and 1,481 RSUs awarded on July 31, 2014 to each of Messrs. Peterson, Reitler and van der Salm that vested on July 31, 2016; (v) 17,500 RSUs awarded to Mr. Thames on April 27, 2015 that vested on April 27, 2016; and (vi) 1,928, 1,492, 1,377 and 1,492 RSUs awarded on July 30, 2015 to each of Messrs. Thames, Peterson, Reitler and van der Salm, respectively, that vested on July 30, 2016.

(2)	The value realized was determined by multiplying the number of shares that vested by the per-share closing price of the Company's common stock as reported by the NYSE on the date each award vested.

Fiscal 2017 Nonqualified Deferred Compensation

The Company adopted the NQDCP in June 2016 under which designated eligible participants may elect to defer base salary, short-term incentive payments, non-employee director fees and other cash or equity-based compensation. Eligible participants include the Company's non-employee directors and a select group of management, including the Named Executive Officers and other employees of the Company and its participating subsidiary and affiliate companies that meet certain compensation requirements.

Subject to applicable tax laws, participants may elect when to receive payment of their account balances under the NQDCP. If elected by the participant or as otherwise required by the NQDCP, payment may accelerate in connection with certain events, including death, disability, termination of employment and/or a change in control. Compensation deferred under the NQDCP is subject to income tax when distributed from the NQDCP and may accumulate tax-deferred earnings.

Eligible employees may elect to defer up to 75% of base salary, 100% of sales commissions, 100% of short-term incentive, and 100% of equity-based compensation or other cash compensation approved by the Compensation Committee. The Company does not currently make any contributions to the accounts of participants under the NQDCP. Participants may create up to five "In-Service Accounts" providing for a lump sum payment on a date specified by the participant and one "Termination Account" providing for a lump sum payment on and/or annual installments commencing in connection with the participant's separation from service. In-Service Accounts are paid in the January of the year selected by the participant and Termination Accounts are generally paid on or commence in the January immediately following the six month anniversary of the participant's separation from service. Participants may change the timing and form of payment, subject to a five-year delay in benefit commencement.

All of the investment options available under the NQDCP are equity, bond and money market mutual funds similar in nature to the investment choices available under the Company's 401(k) defined contribution plan. Investment gains and losses in a participant's account under the NQDCP are based solely upon the investment selections made by the participant. Compensation deferred under the NQDCP represents an unsecured obligation of the Company.

The following table sets forth information regarding contributions to the NQDCP by participating Named Executive Officers during Fiscal 2017.

Named Executive Officer	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions($)	Aggregate Balance at Last FYE ($)(3)
Bruce A. Thames	41,664	—	2,806	—	44,470
Jay C. Peterson	2,159	—	116	—	2,275

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The narrative description and table below summarize certain information related to the amount of compensation payable to each of the Named Executive Officers under certain qualifying termination or change in control events. Except as described below, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, acceleration of equity or other enhanced benefits upon termination of their employment. Payments or benefits other than described below would be at the discretion of the Compensation Committee and the Board.

Employment Agreements - Termination

Bruce Thames

Mr. Thames was eligible to receive certain payments upon qualifying termination events pursuant to his employment agreement in effect during Fiscal 2017, which provided for an initial term beginning April 1, 2016 and ending on March 31, 2018, with subsequent one-year renewals unless sooner terminated by Mr. Thames or the Company. Under the employment agreement, if, at any time during the initial term or any renewal term (except within twenty-four months following a change in control, which is described below), Mr. Thames resigns his employment with good reason or the Company terminates Mr. Thames’ employment other than for cause, death or disability, the Company will pay Mr. Thames (i) his base salary and any accrued employment benefits as required by applicable law, pro-rated through Mr. Thames’ termination date, (ii) any earned but unpaid annual bonus from a prior year and a prorated portion of the annual bonus from the current fiscal year based on actual Company performance (provided that Mr. Thames is employed for at least nine (9) months during such fiscal year), (iii) any unreimbursed business expenses incurred through Mr. Thames’ termination date, and (iv) severance in the form of base salary continuation for a period of twenty-four months following Mr. Thames’ termination date if termination occurs during the initial term or twelve months if termination occurs during a renewal term.

For purposes of the employment agreement, "cause" includes: (i) the indictment of Mr. Thames of a felony (or a crime involving moral turpitude); (ii) the theft, conversion, embezzlement or misappropriation by Mr. Thames of funds or other assets of the Company or any of its affiliates or any other act of fraud or dishonesty with respect to the Company or any of its affiliates; (iii) intentional, grossly negligent, or unlawful misconduct by Mr. Thames which causes harm or embarrassment to the Company or any of its affiliates or exposes the Company or any of its affiliates to a substantial risk of harm or embarrassment; (iv) the violation by Mr. Thames of any law regarding employment discrimination or sexual harassment; (v) the failure by Mr. Thames to comply with any material policy generally applicable to Company employees, which failure is not cured within 30 days after written notice to Mr. Thames; (vi) the repeated failure by Mr. Thames to follow the reasonable directives of any supervisor or the Board, which failure is not cured within 30 days after notice to Mr. Thames; (vii) the unauthorized dissemination by Mr. Thames of confidential information; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Mr. Thames provided by or on behalf of Mr. Thames; (ix) the Company’s discovery that, prior to Mr. Thames’ employment with the Company, Mr. Thames engaged in conduct of the type described in clauses (i) through (iv) above; or (x) any other material breach by Mr. Thames of the employment agreement that is not cured within 30 days after notice to Mr. Thames.

For purposes of the employment agreement, "good reason" means any of the following without Mr. Thames’ consent: (i) the assignment to Mr. Thames of any duties or responsibilities materially inconsistent with Mr. Thames’ position and title, or a material reduction in Mr. Thames’ responsibilities and authority, except in connection with the termination of Mr. Thames’ employment for cause, disability or death; (ii) a reduction by the Company in Mr. Thames’ base salary, except for a non-permanent reduction that is part of a program applied to other senior executives of the Company necessitated by economic or other financial conditions; or (iii) requiring Mr. Thames to relocate or perform services on a regular basis more than 25 miles from the principal place of business as of the date hereof.

Jay Peterson and Johannes (Rene) van der Salm

Messrs. Peterson and van der Salm are eligible to receive certain payments upon qualifying termination events pursuant to their current employment agreements. Each employment agreement provides for an initial term beginning May 1, 2014 through March 31, 2015 (the "initial term") and will renew automatically for subsequent one-year terms (each, a "renewal term") unless the executive or the Company provides notice of non-renewal of the agreement at least thirty days prior to the expiration of the initial term or any subsequent renewal term.

Under the employment agreements, Messrs. Peterson and van der Salm are entitled to the following termination benefits: (i) if the Named Executive Officer resigns his employment with "good reason" or if the Company terminates the executive’s employment other than for "cause," death, or "disability" (as defined below) at any time during a renewal term, the executive is entitled to receive any unpaid base salary and accrued employment benefits through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of executive’s base salary for twelve months; or (ii) if the Company provides the executive with a notice of non-renewal and should the Company terminate executive’s employment other than for cause, death or disability or executive resigns his employment with good reason within twelve months following the expiration of a renewal term, the executive is entitled to receive any unpaid base salary and accrued employment benefits through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of executive’s base salary for six months.

Under each employment agreement, "cause" means: (i) the commission by the executive of a felony (or a crime involving moral turpitude); (ii) the theft, conversion, embezzlement or misappropriation by executive of funds or other assets of the Company or any of its affiliates or any other act of fraud or dishonesty with respect to the Company or any of its affiliates (including acceptance of any bribes or kickbacks or other acts of self-dealing); (iii) intentional, grossly negligent, or unlawful misconduct by executive which causes harm or embarrassment to the Company or any of its affiliates or exposes the Company or any of its affiliates to a substantial risk of harm or embarrassment; (iv) the violation by executive of any law regarding employment discrimination or sexual harassment; (v) the failure by executive to comply with any material policy generally applicable to Company employees, which failure is not cured within 30 days after notice to executive; (vi) the repeated failure by executive to follow the reasonable directives of any supervisor or the Board, which failure is not cured within 30 days after notice to executive; (vii) the unauthorized dissemination by executive of confidential information in violation of the employment agreement; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding executive (including executive’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of executive; (ix) the Company’s discovery that, prior to executive’s employment with the Company, executive engaged in conduct of the type described in clauses (i) through (iv) above; or (x) any other material breach by executive of the employment agreement that is not cured within 30 days after notice to executive.

Under each employment agreement, "good reason" means any of the following without executive’s consent: (i) the assignment to executive of any duties or responsibilities materially inconsistent with executive’s position and title, or a material reduction in executive’s responsibilities and authority, except in connection with the termination of executive’s employment for cause, disability or death; (ii) a reduction by the Company in executive’s base salary below the initial base salary set forth in the employment agreement, except for a non-permanent reduction that is part of a program applied to other senior executives of the Company necessitated by economic or other financial conditions; or (iii) requiring the executive to relocate or perform services on a regular basis more than 25 miles from the principal place of business as of the date of the agreement or, in the event executive consents to any relocation, the failure by the Company to pay (or reimburse executive) for reasonable moving expenses under the Company relocation policy in effect at the time of the relocation.

Eric Reitler

Mr. Reitler was promoted to the position of Senior Vice President, Global Sales, effective April 1, 2015. The terms and conditions of his offer letter dated August 22, 2013 were valid for three years and expired on August 22, 2016. Mr. Reitler is currently employed "at will" and is not party to an employment agreement with the Company. Mr. Reitler is not currently entitled to any severance or change in control benefits.

Equity Agreements - Termination

The definitions of "cause," "good reason" and "disability," in each of the equity award agreements described below, when applicable, are substantially similar to the definitions in the employment agreements described above.

RSU Award Agreements dated July 31, 2014 (Peterson, Reitler and van der Salm), July 30, 2015 (Peterson, Reitler and van der Salm) and May 20, 2016

The RSU award agreements dated July 31, 2014, July 30, 2015 and May 20, 2016 provide that if the Company terminates the holder other than for cause or due to death or disability, the portion of the award that was not vested immediately prior to such termination of employment will immediately vest on a pro-rata basis as determined by the number of whole months that holder was employed during the vesting period. The remaining portion of the award will be immediately forfeited by the holder and canceled by the Company. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

RSU and PSU Award Agreements dated July 30, 2015 (Thames)

Mr. Thames' RSU and PSU award agreements dated July 30, 2015 provide that if the Company terminates the holder other than for cause or due to death or disability, the portion of the award that was not vested immediately prior to such termination of employment will immediately vest in full. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

PSU Award Agreements dated July 30, 2015 (Peterson, Reitler and van der Salm) and May 20, 2016

The PSU award agreements dated July 30, 2015 and May 20, 2016 provide that if the Company terminates the holder other than for cause or due to death or disability, then the award will be earned and settled in accordance with the original terms of the agreement, except that the number of shares of stock subject to the award that are earned and delivered will be pro-rated based on the number of whole months of employment during the performance period. If the Company terminates the holder for cause or if the holder resigns for any reason, the portion of the award that was not vested immediately prior to such termination of employment will be immediately forfeited and canceled by the Company.

If, as of March 31, 2017, we terminated the employment of a Named Executive Officer other than for cause, death or disability or he terminated his employment with good reason, he would have been entitled to receive the following:

Named Executive Officer	Severance (Base Salary Continuation) ($)(1)	Bonus for Fiscal 2017($)	Acceleration of Stock Options ($)	Acceleration of RSUs ($)(2)	Acceleration of PSUs ($)(2)(3)	Total ($)
Bruce A. Thames	1,200,000	215,446	—	159,676	355,322	1,930,444
Jay C. Peterson	309,000	80,792	—	101,678	173,639	665,109
Eric C. Reitler	—	—	—	84,235	164,594	248,829
Johannes (René) van der Salm	275,000	64,634	—	101,678	173,639	614,951

(1)
The applicable severance period for resignation with good reason or termination by the Company other than for cause, death or disability as of March 31, 2017 was twenty-four, twelve, zero and twelve months for each of Messrs. Thames, Peterson, Reitler, van der Salm, respectively.

(2)	For purposes of this calculation, the Company utilized a market closing price of $20.84 per share of our common stock as reported on the NYSE on March 31, 2017.

(3)
For purposes of this calculation, we assumed that the applicable performance goals were deemed satisfied at the target level. Pursuant to the July 30, 2015 and May 20, 2016 PSU award agreements (i) the shares will be issued in settlement of the award at the conclusion of the performance period on March 31, 2018 and March 31, 2019, respectively and (ii) the shares will only be earned to the extent that the Company meets or exceeds the performance goals under the original terms of the agreement.

Change In Control

The employment agreement with Mr. Thames provides that if, within twenty-four months following a change in control, Mr. Thames resigns his employment with good reason or the Company terminates Mr. Thames’ employment other than for cause, death or disability, then the Company will pay Mr. Thames (i) his base salary and any accrued employment benefits as required by applicable law, pro-rated through Mr. Thames’ termination date, (ii) any earned but unpaid annual bonus from a prior year and a pro-rated portion of the annual bonus from the current fiscal year based on actual Company performance (provided that Mr. Thames is employed for at least nine months during such fiscal year), (iii) any unreimbursed business expenses incurred through Mr. Thames’ termination date, and (iv) severance in the form of (A) base salary continuation for a period of thirty-six months following Mr. Thames’ termination date if termination occurs during the initial term or twenty-four months if termination occurs during a renewal term (each, the "Severance Period," as applicable), (B) one lump-sum cash severance payment equal to the number of months in the applicable Severance Period multiplied by the greater of (I) Mr. Thames’ target short-term incentive opportunity in the most recently completed fiscal year or (II) the average of Mr. Thames’ actual payouts under the Company's short-term incentive plan for the last three most recently completed fiscal years, (C) one lump-sum cash severance payment calculated by the Company in its sole discretion equal to the cost of Mr. Thames’ monthly COBRA premiums multiplied by the number of months in the Severance Period and (D) Mr. Thames will be entitled to one hundred percent vesting of any outstanding annual equity awards made on or after the effective date of the employment agreement at target or actual performance at the time of termination, whichever is greater.

The employment agreements entered into with Messrs. Peterson and van der Salm effective May 1, 2014 provide that if, within twelve months following a "change in control," the employment is terminated by the Company other than for cause, death or disability or if the executive resigns his employment with good reason, then the he is entitled to receive any unpaid base salary and accrued employment benefit through the date of termination, any bonus earned from a prior year but not yet paid, a bonus for the current fiscal year, subject to certain requirements, and continuation of base salary for eighteen months.

Mr. Reitler's is currently employed "at-will" and is not entitled to any change-in-control benefits, except as provided under the LTIP as described below.

As of March 31, 2017, the Named Executive Officers held unvested stock options, RSUs and PSUs granted under the LTIP. Under the LTIP, in the event of a "change in control," the Board, in its discretion may provide for the accelerated vesting of outstanding equity awards, including deeming the performance measure applicable to some or all outstanding awards to be satisfied at any level.

For purposes of both the employment agreements and the LTIP, a change in control is generally defined to include:

•	acquisition by a person or entity of 50% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

•	certain reorganizations, mergers, or consolidations; or

•	a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Assuming that a change in control occurred effective as of March 31, 2017 and the Board exercised its discretion to require that all outstanding options, RSUs and PSUs be surrendered and for the holder to receive a cash payment equal to (i) the number of shares subject to the option multiplied by the excess, if any, of the fair market value per share over the exercise price, (ii) the number of shares of common stock subject to the RSU award multiplied by the fair market value per share, and (iii) the number of shares of common stock subject to the PSU award (and assuming that the performance measures are deemed satisfied at the maximum performance level) multiplied by the fair market value per share, each of the Named Executive Officers would have received a cash payment as follows:

Named Executive Officer	Severance (Base Salary Continuation) ($)(1)	Bonus for Fiscal 2017($)	Acceleration of Stock Options ($)(2)	Acceleration of RSUs ($)(2)(3)	Acceleration of PSUs ($)(2)(3)	Total ($)
Bruce A. Thames	1,800,000	215,446	—	350,008	1,278,367	3,643,821
Jay C. Peterson	450,000	80,792	—	227,885	772,414	1,531,091
Eric C. Reitler	—	—	—	201,731	743,446	945,177
Johannes (René) van der Salm	360,000	64,634	—	227,885	772,414	1,424,933

(1)
The applicable severance period for termination in connection with a change in control as of March 31, 2017 was thirty-six, eighteen, zero and eighteen months continuation of base salary for Messrs. Peterson, Reitler, van der Salm, respectively.

(2)	For purposes of this calculation, the Company utilized a market closing price of $20.84 per share of our common stock as reported on the NYSE on March 31, 2017.

(3)	For purposes of this calculation, we assumed that the applicable performance goals were deemed satisfied at the maximum level.

PROPOSAL NO. 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION

OF OUR EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in 2010 (the "Dodd-Frank Act"), we are asking you to approve an advisory resolution on the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to approve, reject or abstain from voting with respect to our Fiscal 2017 executive compensation program and policies and the compensation paid to the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years. The Company's stockholders have expressed a preference for holding such a vote every year and the Company anticipates that it will continue to hold a say-on-pay vote each year for the foreseeable future.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior fiscal year’s compensation of the Named Executive Officers. Because your vote on this proposal is advisory, it will not be binding on us, the Compensation Committee, or the Board. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements. Further, your advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders and our commitment to high standards of corporate governance.

The Company’s executive compensation program is designed to attract, retain and reward talented executives who can contribute to both our short- and long-term success and is based on the following general principles:

•	management’s interests should be closely aligned with the interests of our stockholders;

•	compensation must be competitive with that offered by other companies that compete with us for executive talent and enable us to attract and retain highly-qualified executive leadership;

•	differences in compensation should reflect differing levels of responsibilities; and

•	performance-based compensation should focus on critical business objectives and align pay through performance-leveraged incentive opportunities.

The Company believes that its executive compensation program is effective in promoting these general principles and is designed to closely align the interests of our management with the long-term interests of our stockholders. The Compensation Discussion and Analysis included in this Proxy Statement describes the Company’s executive compensation program and the decisions made by the Compensation Committee during Fiscal 2017 in more detail. You are encouraged to read the full details of our executive compensation program and policies as described the Compensation Discussion and Analysis, the tabular disclosure and accompanying narrative disclosure set forth in this Proxy Statement.

For the reasons outlined above, we believe that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking you to endorse our executive compensation program by voting for the following resolution:

"RESOLVED, that the compensation paid to the Company’s Named Executive Officers in Fiscal 2017, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

The Board unanimously recommends that stockholders vote "FOR" the foregoing resolution for the reasons outlined above.

PROPOSAL NO. 4

PROPOSAL TO RE-APPROVE
THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER THE
THERMON GROUP HOLDINGS, INC. 2012 SHORT-TERM INCENTIVE PLAN

The Company is submitting the material terms of the performance measures under the Thermon Group Holdings, Inc. 2012 Short-Term Incentive Plan (the "2012 STIP") for stockholder re-approval so that certain incentive awards under the 2012 STIP may continue to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), assuming other applicable regulatory requirements are satisfied.

Section 162(m) places a $1 million limit on the amount the Company may deduct in any one year for compensation paid to a "162(m) Covered Employee," which for purposes of Section 162(m) means any person who as of the last day of the fiscal year is the chief executive officer or one of the Company's other three highest compensated executive officers as determined under SEC rules (other than the chief financial officer). There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for "qualified performance-based compensation" set forth under Section 162(m). One of the conditions requires stockholder approval every five years of the material terms of the performance measures under which the compensation will be paid. For purposes of Section 162(m), the material terms of the performance measures under which compensation may be paid include (i) the participants eligible to receive the performance-based compensation, (ii) a description of the business criteria on which the performance measures will be based, and (iii) the maximum amount of compensation that may be paid to an employee with respect to the achievement of the performance measures. Each of these aspects of the 2012 STIP is discussed below.

Under the 2012 STIP, officers and other employees are eligible to receive incentive awards based on the achievement of objective performance goals during applicable performance periods. The purpose of the 2012 STIP is to promote our pay-for-performance compensation philosophy by providing cash incentive opportunities to executive officers based on the achievement of pre-determined objectives. The 2012 STIP was originally approved by the Board of Directors on May 31, 2012 and subsequently approved by the Company's stockholders on August 2, 2012. Should the material terms of the performance measures under the 2012 STIP receive stockholder re-approval, it is intended that the plan will continue to qualify for exemption under Section 162(m) of the Code, which would generally allow awards granted under the plan to be tax deductible by the Company, assuming other applicable regulatory requirements are satisfied. If our stockholders do not re-approve the material terms of the performance measures for the 2012 STIP in accordance with Section 162(m), then the Compensation Committee will re-evaluate our executive compensation program in order to continue to provide compensation to attract, retain and motivate our executive officers.

A copy of the 2012 STIP is attached as Appendix A to this Proxy Statement. The description that follows is qualified in its entirety by reference to the full text of the 2012 STIP as set forth in Appendix A.

Material Terms of the Performance Measures

Eligibility

All officers and other employees of the Company and its subsidiaries may be designated for participation in the 2012 STIP. The Compensation Committee will designate the eligible employees who will participate in the 2012 STIP for a specified performance period, and will do so not later than 90 days after the beginning of the performance period or, if earlier, the date on which 25% of the performance period has elapsed (the "Applicable Period"). As of May 31, 2017, approximately 964 of our executive officers and other employees were eligible to participate in the 2012 STIP; however, our historical practice has been to limit participation in the 2012 STIP to executive officers of the Company (as of May 31, 2017, there were four executive officers of the Company eligible to participate in the 2012 STIP).

Performance Goals

Under the 2012 STIP, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the Compensation Committee during the Applicable Period for each performance period. A participant may receive an award under the 2012 STIP based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, 162(m) Covered Employees and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of the Company's common stock of a specified fair market value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense after taxes; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; achievement of annual operating profit plans; net income before or after taxes; pretax earnings before interest, depreciation and/or amortization; pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, attainment of specified safety metrics, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders' equity, shares outstanding, assets or net assets, or any combination thereof. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

The measures utilized in establishing performance goals under the 2012 STIP will, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company's audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company's independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company's independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Compensation Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

Award Limits

No participant will receive a payment under the 2012 STIP with respect to any performance period having a value in excess of $2,000,000, which maximum amount will be proportionally adjusted with respect to performance periods that are less than or more than one year in duration.

Summary Description of the 2012 STIP

The purpose of the 2012 STIP is to retain and motivate officers and other employees of the Company who are designated by the Compensation Committee to participate in the 2012 STIP for specified performance periods by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that performance period. The 2012 STIP is administered by the Compensation Committee, which is comprised solely of independent directors.

A participant generally will be eligible to receive a cash award only if the relevant performance goals are attained during the performance period; provided, however, that 162(m) Covered Employees will be eligible to receive a cash award only to the extent the Compensation Committee has previously certified in writing that such goals have been attained for the performance period. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee's base salary, or a multiple thereof, at the time or immediately before the performance goals for such performance period were established. In all cases, the Compensation Committee has the sole and absolute discretion to reduce the amount of any payment under the 2012 STIP that would otherwise be made to any participant or to decide that no payment will be made.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the Compensation Committee after the last day of each performance period following a certification by the Compensation Committee that the applicable performance goals were satisfied. During the applicable period, the Compensation Committee will establish terms regarding the timing of payment of awards. The Compensation Committee may delegate its responsibilities under the 2012 STIP to the Company's chief executive officer or such other executive officer of the Company as it deems appropriate, except that the Compensation Committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees. The Board of Directors may terminate the 2012 STIP at any time.

New Plan Benefits

The value of the performance-based awards granted under the 2012 STIP is subject to performance objectives established by the Compensation Committee and is, therefore, not determinable. Please see the "Executive Compensation—Fiscal 2017 Summary Compensation Table" for the value of awards received under the 2012 STIP by each of our Named Executive Officers for the Fiscal 2017 performance year.

The Board of Directors unanimously recommends a vote "FOR" the re-approval of the material terms of the performance measures under the Thermon Group Holdings, Inc. 2012 Short-Term Incentive Plan.

OTHER MATTERS

The Board is not aware of any other business to be presented for a vote of the stockholders at the 2017 Annual Meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

The chairman of the 2017 Annual Meeting may refuse to allow presentation of a proposal or nominee for the Board if the proposal or nominee was not properly submitted.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2018 Annual Meeting, our General Counsel must receive the proposal no later than February 15, 2018. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: General Counsel, Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, Texas 78666. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continue to own a minimum number of shares until the 2018 Annual Meeting and appear in person or through an authorized representative at the 2018 Annual Meeting to present the proposal.

Alternatively, stockholders intending to present a proposal at the 2018 Annual Meeting without having it included in the Company’s Proxy Statement, as well as any director nominations, must comply with the requirements set forth in the Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2018 Annual Meeting from the stockholder no earlier than February 16, 2018 and no later than March 18, 2018. The notice must contain the information required by our Bylaws.

On June 15, 2017, the Board implemented proxy access, which allows a stockholder, or group of up to twenty (20) stockholders, owning an aggregate of three percent (3%) or more of the Company's outstanding common stock continuously for at least three (3) years to nominate and include in the Company's proxy materials for an annual meeting of stockholders director candidates constituting up to the greater of (i) twenty percent (20%) of the Board or (ii) two individuals, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. If a stockholder or group of stockholders intends to nominate one or more director candidates to be included in the Company's proxy statement for the 2018 Annual Meeting, the Company must receive proper written notice of the nomination no earlier than February 16, 2018 and no later than January 17, 2018. The notice must contain the information required by our Bylaws.

Proposals received by the General Counsel or Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year’s Annual Meeting.

**********

Upon receipt of a written request from any stockholder entitled to vote at the forthcoming 2017 Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the 2017 Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the Record Date, the person making the request was the beneficial owner of securities entitled to vote at the 2017 Annual Meeting. Written requests for the 2017 Annual Report should be directed to our General Counsel at Thermon Group Holdings, Inc., 100 Thermon Drive, San Marcos, Texas 78666. If you would like to receive a copy of any exhibits listed in the 2017 Annual Report, please call (512) 396-5801 or submit a request in writing to our General Counsel at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The 2017 Annual Report and these exhibits are also available in the "Investor Relations—Financial Information" section of our website located at http://ir.thermon.com.

It is important that your shares be voted at the 2017 Annual Meeting, regardless of the number of shares that you hold.

APPENDIX A
THERMON GROUP HOLDINGS, INC.
2012 SHORT-TERM INCENTIVE PLAN
Purposes
        The purpose of the Thermon Group Holdings, Inc. Incentive Plan (the "Plan") is to retain and motivate the officers and other employees of Thermon Group Holdings, Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.
Definitions
         " Annual Base Salary " shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.
         " Applicable Period " shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90 th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.
         " Award " shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.
         " Board " shall mean the Board of Directors of the Company.
         " Code " shall mean the Internal Revenue Code of 1986, as amended.
         " Committee " shall mean the Compensation Committee of the Board comprised of members of the Board that are "outside directors" within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.
         " Company " shall mean Thermon Group Holdings, Inc., a Delaware corporation, and any successor thereto.
         " Participant " shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.
         " Performance Period " shall mean any period commencing on or after April 1, 2012 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.
         " Plan " shall mean the Thermon Group Holdings, Inc. Incentive Plan as set forth herein, as it may be amended from time to time.
Administration

        General.     The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee's interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.
        Powers and Responsibilities.     The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1 .

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant's Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)
subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee's discretion or whether a Participant may elect deferred payment; and

(e)
to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

        Delegation of Power.     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided , however , that with respect to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.
Performance Goals
        Establishing Performance Goals.     The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of the Company's common stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, our earnings before or after taxes and/or interest, revenues, expenses, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, return on operating costs, economic value created, operating margin, gross margin, achievement of annual operating profit plans, net income before or after taxes, pretax earnings before interest, depreciation and/or amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, attainment of specified safety metrics, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders' equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who, in the Committee's judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided , however , that to the extent such goals relate to Awards to "covered employees" within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing "qualified performance-based compensation."
        Impact of Extraordinary Items or Changes in Accounting.     The measures utilized in establishing performance goals under the Plan shall, to the extent applicable ( i.e ., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company's audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring or unusual items, as determined by the Company's independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company's independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.
Terms of Awards
        Performance Goals and Targets.     At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant's Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets ( e.g. , where the Participant's employment terminates due to death or disability or where a change in control of the Company occurs); provided , however , that with respect to any Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the "qualified performance-based compensation."
        Payments.     At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided , however , that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code ( e.g. , the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided , further , that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the later of (1) the 15th day of the third month of the calendar year following the calendar year in which the Participant's right to payment ceased being subject to a substantial risk of forfeiture, and (2) the 15th day of the third month of the Company's fiscal year following the Company's fiscal year in which the Participant's right to payment ceased being subject to a substantial risk of forfeiture.
        Maximum Awards.     No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $2,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.
General
        Effective Date.     The Plan shall be submitted to the stockholders of the Company for approval at the 2012 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after April 1, 2012. In the event that the Plan is not approved by the stockholders of the Company, the Plan shall be null and void with respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code.
        Amendments and Termination.     The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

        Non-Transferability of Awards.     No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.
        Tax Withholding.     The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.
        No Right of Participation or Employment.     No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.
        Designation of Beneficiary.     If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant's beneficiary or beneficiaries (both primary and contingent) in the event of the Participant's death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant's lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then any amount payable with respect to an award after a Participant's death shall be payable to the Participant's executor, administrator, legal representative or similar person.
        Governing Law.     The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
        Other Plans.     Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company's stockholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.
        Binding Effect.     The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.
        Unfunded Arrangement.     The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

THERMON GROUP HOLDINGS, INC.

July 26, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE OF AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS: The Notice of Annual Meeting of Stockholders, Annual Report on Form 10-K, Proxy Statement and Form of Electronic Proxy Card are available at http://proxy.thermon.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830303000000000000 2 072617

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect as directors each of the nominees listed below:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2017 Annual Report on Form 10-K.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

THERMON GROUP HOLDINGS, INC.

100 Thermon Drive
San Marcos, Texas 78666

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jay Peterson and Sarah Alexander as proxies, each with full power of substitution, to represent and vote as directed and permitted on the reverse side, all the shares of Common Stock of Thermon Group Holdings, Inc. held of record by the undersigned on June 1, 2017, at the Annual Meeting of Stockholders to be held at the Houston Airport Marriott at George Bush Intercontinental, 18700 John F. Kennedy Blvd., Houston, Texas 77032 on July 26, 2017, 11:30 a.m. Central Time, or any adjournment or postponement thereof, upon the matters set forth in the Proxy Statement for the Annual Meeting of Stockholders and, in their judgment and discretion, upon such other business as may properly come before the Annual Meeting of Stockholders. Any and all proxies heretofore given are hereby revoked.

(Continued and to be signed on the reverse side)

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